EXHIBIT 10.30



                                  GATEWAY, INC.
                          TERRITORIAL RIGHTS AGREEMENT

THIS TERRITORIAL RIGHTS AGREEMENT ("Agreement") is made and entered into as of June 30, 2000, by and between GATEWAY, INC., a corporation formed under the laws of the State of Delaware, United States of America, with its principal office at 4545 Towne Centre Ct., San Diego, CA 92121 (the "Company"), and Microtec Sistemas Ind. E Com. S.A., a corporation formed under the laws of Brazil, with its principal address at Avenida do Cafe, No. 277 4 andar, Torre B 04311-000 Sao Paulo, SP Brazil ("Licensee").

                                    RECITALS

WHEREAS, Vitech America, Inc. ("Vitech"), an Affiliate (as hereinafter defined) of Licensee, entered into that certain Convertible Loan Agreement dated as of September 16, 1999 by and between Vitech and Gateway Companies, Inc., pursuant to which Vitech was granted the right, exercisable within 180 days following the Closing Date (as defined in the Convertible Loan Agreement) to acquire certain territorial rights in the License Area (as hereinafter defined), as defined in the Convertible Loan Agreement; and

WHEREAS, Vitech exercised its right to enter into a Territorial Rights Arrangement; and

WHEREAS, Vitech has assigned its right to enter into a Territorial Rights Arrangement to Licensee; and

WHEREAS, COMPANY consents to such assignment by Vitech to Licensee;

WHEREAS, Licensee desires to license from COMPANY the right to brand specifically identified products manufactured by Licensee in the Licensed Area (as defined below) for the License Period (as defined below); and

WHEREAS, Licensee desires a technology license from COMPANY to use in the License Area for the License Period the state-of-the-art manufacturing and assembly techniques used by COMPANY in its own manufacturing and assembly operations (including the right to access COMPANY's design and engineering blueprints and technical assistance to permit Licensee to manufacture personal computers that conform to COMPANY's designs and specifications); and

WHEREAS, Licensee and COMPANY desire to coordinate their sales and marketing efforts to use the Licensee's distribution channels in the License Area to sell COMPANY-branded Products in the License Area for the License Period; and

WHEREAS, Licensee desires to obtain from COMPANY procurement assistance to permit


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Licensee to benefit from favorable pricing, quality and other terms and conditions that COMPANY may obtain from its suppliers and vendors; and

WHEREAS, COMPANY has agreed, subject to this Agreement, to grant such rights and to provide such assistance;

NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound, the parties do hereby agree as follows:

1.       DEFINITIONS.

When used in this Agreement, the terms listed below have the meanings that follow them. Other terms are defined and construed in the context in which they occur in this Agreement.

Affiliate:                          Any person or entity that (a) directly or
                                    indirectly owns or controls, (b) is directly or indirectly owned or controlled by, or (c) is under common control with COMPANY, Licensee or a Principal Owner, as applicable. For purposes of this definition, "control" means holding a majority of the equity or otherwise having the power to direct or cause the direction of the management and policies of an entity.

Approved Products:                  Items that have been approved by COMPANY
                                    pursuant to Sec. 8.E of this Agreement.

Brand Book:                         The written policies and procedures
                                    governing the use of the Marks in the
                                    conduct of COMPANY'S business, as updated by COMPANY from time to time. Licensee acknowledges it has received a current copy of the Brand Book

Competitive Business:                       A business or enterprise, other than
                                    Licensee or its Affiliates, that: (a) offers
                                    Products for rental, sale or other
                                    distribution; or (b) grants or has granted franchises or licenses or establishes or has established joint ventures for the development and/or operation of an enterprise or business described in the foregoing clause (a).

Copyrighted Works:                  Certain copyrighted or copyrightable works
                                    that are created by or for COMPANY
                                    [including, without limitation, the Brand
                                    Book, the Operating Manuals (as defined
                                    below) and, engineering blueprints], that are licensed by COMPANY to Licensee from time to time for use in the conduct of the Licensed Business pursuant to the terms and conditions of this Agreement.

Dollars or "$":                     The legal currency of the United States of
                                    America.



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Effective Date:                     The date on which all governmental approvals
                                    or registrations of the type described in
                                    Section 2.B hereof, if any, are issued or obtained; if no such approvals or registrations are required with respect to this Agreement, the Effective Date will be the date shown on the first page of this Agreement.

Gateway Country Store: A retail business that: (a) offers Products (defined below) as well as certain complementary products and services as its primary business; (b) meets COMPANY's standards and specifications; and (c) is either operated by COMPANY or its Affiliates or pursuant to a valid license from COMPANY or its Affiliates.

Gross Revenue:                      All revenue from or other fees charged by
                                    Licensee from the rental or sale of products and services sold or performed by or for Licensee through or by means of the business conducted by Licensee by any means, and all revenue from or other fees charged by Affiliates of Licensee from the rental and sale of Products (other than * ), whether for cash or credit, including any assumed gross revenue calculated for the purpose of an insurance claim for lost profits to the extent such claim is paid by the insurer, exclusive of: (a) sales, service or value added taxes collected from customers and paid to the appropriate taxing authority;
                                    and (b) customer refunds, adjustments and credits. Notwithstanding the foregoing,
                                    Gross Revenue shall not include revenue from the occasional sale of excess components supply to non-end users that are not in the ordinary course of business. (With respect to ITC-related revenue to which a royalty attaches as set forth above, there will be no "double-dipping" or duplicative royalties payable to COMPANY as a result of Licensee product sales to ITC and ITC's subsequent sales to end users. The parties will develop effective operational mechanisms to address this matter and royalty accounting issues in general.





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* The confidential portion has been so omitted and filed separately with the commission.



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Know-how:                           A package of non-patented practical
                                    information, processes and techniques
                                    resulting from experience and testing by a party hereunder that is secret, substantial and identified and that is used by such party in the design, engineering, manufacture, assembly and marketing of such party's Products, including, but not limited to customers lists; provided, however, the inclusion of a name on any such customer list of a party shall not limit the other party from marketing or selling to such name so long as the identity of such name was developed by such other party independent of such customer list. For these purposes "secret" means that the Know-how as a body or in its precise configuration is not generally known or easily accessible and "substantial" means that the Know-how includes information that is important and useful to such party in marketing and selling Products.

License: The license granted by COMPANY to Licensee pursuant to Section 2(A) of this Agreement.

License Area:                       The geographic area(s) described in Exhibit
                                    A, attached hereto.

License Term:                       The five-year period commencing on the
                                    Effective Date, unless terminated sooner pursuant to the terms and conditions hereof.

Licensed Business                   The development, manufacture, assembly,
                                    marketing, sale and distribution of Products by Licensee in the Licensed Area for the License Period using the Licensed
                                    Intellectual Property.

Licensed Intellectual Property:     The Marks, Copyrighted Works, and Patents of
                                    COMPANY licensed to Licensee pursuant to
                                    Section 2A of this Agreement.

Marks: The trademarks, service marks and other commercial symbols that COMPANY authorizes Licensee to use to identify the products and services offered by Licensee, including the marks "Gateway" and "Gateway Country Store" and such other marks as set forth in Exhibit B hereto, and the Trade Dress (as hereinafter defined).

Operating Manuals:                  Various written policies and procedures used
                                    in the operating of COMPANY's business as updated from time to time by COMPANY.

Patents: The patents (including pending patents) as set forth in Exhibit B hereto that COMPANY authorizes Licensee to use in the manufacture or sale of Approved Products.

Products:                           Personal computer and Internet hardware and
                                    software, personal computer and Internet related peripherals and accessories, goods, services and


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                                    technologies, such as, by way of examples
                                    and not limitation, software training and hardware service and repair, and all such similar additional, supplemental and replacement products and services that may result from advances in the technology from which such products and services were created.

Principal Owners:                   Each person or entity designated as a
                                    Principal Owner in Exhibit E of this
                                    Agreement.

Trade Dress: The interior and exterior store design, decor, configuration, visual appearance, and image which COMPANY licenses in connection with the operation of Gateway Country Stores, as it may be revised and further developed by COMPANY or its Affiliates from time to time and as further described in (but not limited to) the Operating Manual.

United States or USA:      The United States of America.


2.       GRANT OF LICENSE.
         ----------------

         A.       GRANT OF RIGHTS AND LICENSE; TERM.
                  ---------------------------------

Subject to the provisions of this Agreement, and provided Licensee is not in default of any of it obligations hereunder beyond any applicable cure periods, COMPANY hereby grants to Licensee a license to access and use the Marks, Copyrighted Works and Patents in the manufacture, assembly, marketing and sale of Products approved by COMPANY during the License Period in the License Area (and only in the License Area). The license granted hereby to Licensee is nonexclusive, nontransferable and non-assignable, other than pursuant to the terms of this Agreement.

         B.       GOVERNMENTAL APPROVALS.
                  ----------------------

The foregoing grant is subject to any governmental approval or registration that may be required under any applicable laws, and where under the applicable laws the grant of the License may not lawfully come into effect until such approval or registration has taken place the Effective Date shall be the date of such registration or approval of this Agreement as required by applicable law. In the event all required governmental approvals or registrations are not issued within ninety (90) days of the date shown of the first page of this Agreement, the parties shall, for the thirty (30) day period immediately following such ninety
(90) day period, use commercially reasonable efforts to attempt to resolve the cause of such non-issuance. If all required governmental approvals or registrations have still not been issued within such thirty (30) day period, this Agreement shall be null and void and all sums paid by Licensee to COMPANY hereunder shall be refunded, less any out-of-pocket expenses incurred by COMPANY as of the date of the refund, including those incurred by COMPANY in connection with its attempts to obtain any Agency approval, acceptance, clearance, exemption, issue of comfort letter or registration relating to this Agreement.


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The parties agree from time to time and at any time during the term of this
Agreement to execute promptly any and all instruments and documents, render such assistance and do all such acts and things reasonably necessary or desirable in order to obtain all such approvals, clearances, exemptions, comfort letters and registrations and to comply with all such procedures, registration and notification requirements of any governmental or other authority that are necessary or desirable in order to comply with all applicable laws, including, without limitation, obtaining visas for COMPANY personnel as needed, which visas shall be paid for by COMPANY. COMPANY shall have the right to submit this Agreement to any governmental or other authority ("Agency") for registration or approval or otherwise as COMPANY reasonably considers necessary or desirable. COMPANY and Licensee agree that to the extent this Agreement must be submitted to an Agency for registration or approval in order to allow Licensee to make the payments to COMPANY required hereunder, the cost and expense (including, without limitation, any fees, taxes, duties or other charges) of such submission, registration or approval shall be for the account of Licensee.

If, prior to the commencement of operating the Licensed Business, an Agency requires that any amendments be made to this Agreement as a condition to approval, acceptance, clearance, exemption, issue of comfort letter or registration and such amendments are acceptable to COMPANY, in its reasonable discretion, COMPANY shall provide to Licensee for execution an addendum to this Agreement or other appropriate document in form satisfactory to COMPANY to reflect such amendment.

If, however, the effect of any amendment required by an Agency prior to commencement of operating the Licensed Business, as a condition to approval, acceptance, clearance, exemption, issue of comfort letter or registration would, in the COMPANY's reasonable view, be detrimental to COMPANY's interests, COMPANY and Licensee shall negotiate in good faith for a period not to exceed 30-days from the date of receipt of notice of such Agency's requirement, toward resolving COMPANY's objection to such Agency amendment, but in no event shall such resolution alter the fee schedule provided in Section 3 hereof, or, in the reasonable judgment of COMPANY, materially adversely affect COMPANY'S rights or remedies under this Agreement. If COMPANY's objection to such Agency amendment is not resolved within such 30-day period, COMPANY may thereafter terminate this Agreement by delivering written notice thereof to Licensee and the provisions of
Section 12 shall then apply. In such event, COMPANY will refund to Licensee any sums received by it from Licensee under this Agreement, less any reasonable out-of-pocket expenses incurred by COMPANY as of the date of the refund, including in connection with its attempts to obtain the Agency approval, acceptance, clearance, exemption, issue of comfort letter or registration.

If on or after the commencement of operating the Licensed Business an Agency requires that any amendments be made to this Agreement, the provisions of
Section 15(B) hereunder shall apply.


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         C.       EXCLUSIVE TERRITORIAL RIGHTS.
                  ----------------------------

Except as provided in Paragraphs D and E below, and provided that Licensee is not in default of its obligations under this Agreement beyond any applicable cure periods, COMPANY and its Affiliates will not, during the License Term, operate or license any other person or entity to operate a business to sell Products within the License Area.

         D.       RIGHTS RETAINED BY COMPANY.
                  --------------------------

Except as expressly limited by Paragraph C above, COMPANY (on behalf of itself and its Affiliates) retains all rights with respect to the Licensed Intellectual Property, and, on a non-exclusive basis as between COMPANY and Licensee, the assembly, manufacturing, marketing and selling of any other products and services, anywhere in the World, including, without limitation: (1) the right to operate, or grant others the right to operate, a business to develop, manufacture, distribute, rent and/or sell Products anywhere in the world outside the License Area through any channel of distribution, including, but not limited to, the Internet and telephone sales, whether under or in association with the Marks or any other trademark, regardless of its proximity to the License Territory (and even if transactions are consummated with customers located within the License Territory) on such terms and conditions as the COMPANY, in its sole discretion, deems appropriate; and (2) the right to develop, market, distribute, rent and/or sell any other products or services other than Products under the Marks or any other trademark anywhere in the world, including the License Area; and (3) subject to Paragraph E below, the right to acquire and operate Competitive Businesses located or operating within the License Area.

         E.       ACQUISITION OF COMPETITIVE BUSINESSES.
                  -------------------------------------

Notwithstanding the provisions of Paragraph C above, COMPANY may, at its option, acquire interests in one or more Competitive Businesses such that, after the acquisition, COMPANY owns or operates one or more Competitive Businesses in the License Area. In that event, COMPANY shall offer to sell such Competitive Business to Licensee ("Optioned Business") for the price paid therefor by COMPANY [including that portion of the direct and indirect costs and liabilities incurred or assumed by COMPANY in making such acquisition allocated to the Optioned Business whether paid or owed to the seller of such Optioned Business, COMPANY, its Affiliates or third parties and other expenses incurred in the operation of such Optioned Businesses (including losses), plus interest at the COMPANY's cost of money on the balance of such amounts from time to time]. Licensee shall have 30 days from the date of such offer within which to either accept or reject it. If Licensee accepts the offer, the closing shall take place as soon as practicable thereafter but in no event longer than 90 days after acceptance of the offer. On acquisition of the Optioned Businesses, such acquired Optioned Businesses shall be subject to the terms and conditions of this Agreement.

In the event (i) Licensee rejects or fails to timely accept COMPANY's offer to sell the Optioned Businesses, (ii) COMPANY is unable to extend such offer because such sale will conflict with an existing legal obligation of COMPANY or the acquired business, or (iii) closing on such sale does not occur within 90 days after acceptance of the offer by Licensee, COMPANY may continue to operate the acquired Competitive Businesses. COMPANY agrees that, provided


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Licensee is not in default of its obligations under this Agreement beyond any applicable cure periods, it will neither use nor authorize the use of any of the Marks in the conduct of any such acquired Competitive Business in the License Area (whether owned or licensed by COMPANY) for a period of two (2) years following COMPANY's acquisition. For purposes of this Paragraph, all references to COMPANY shall be deemed to include its Affiliates (other than shareholders of Gateway, Inc.) and COMPANY shall assure that its Affiliates comply with the terms of this Paragraph.

         F.       BUSINESS PLAN REVIEW.
                  --------------------

Forty-five (45) days prior to the beginning of each calendar year during the License Term, Licensee shall submit to COMPANY for COMPANY's review an Annual Business Plan that shall set forth the actions Licensee intends to undertake during the next year of the License Term to maximize Gross Revenues for such year. Such Annual Business Plan shall include, among other things, an annual budget, an annual financial plan, an annual marketing plan, and annual real estate development plan and an annual information systems plan, as applicable. Licensee acknowledges and agrees that the Annual Business Plan shall contain information as COMPANY may require from time to time (and that COMPANY may change, modify or revise such requirements in its sole discretion).

LICENSEE ACKNOWLEDGES THAT COMPANY'S REVIEW OF AN ANNUAL BUSINESS PLAN DOES NOT CONSTITUTE AN ASSURANCE, REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE FEASIBILITY OF THE ANNUAL BUSINESS PLAN OR FOR ANY OTHER PURPOSE. COMPANY SHALL NOT BE RESPONSIBLE FOR THE FAILURE OF AN ANNUAL BUSINESS PLAN REVIEWED BY COMPANY TO MEET LICENSEE'S EXPECTATIONS AS TO REVENUE OR OPERATIONAL CRITERIA. LICENSEE FURTHER ACKNOWLEDGES AND AGREES THAT ITS IMPLEMENTATION OF ANY ANNUAL BUSINESS PLAN WILL BE BASED SOLELY ON LICENSEE'S OWN INDEPENDENT INVESTIGATION OF THE FEASIBILITY OF THE ANNUAL BUSINESS PLAN.

3.       FEES.
         ----

         A.       LICENSED INTELLECTUAL PROPERTY ROYALTY FEE.
                  ------------------------------------------

In consideration of the Licensed Intellectual Property, including, but not limited to, the Marks, licensed to Licensee by COMPANY pursuant to Section 2.A of this Agreement, Licensee agrees to pay to COMPANY a continuing royalty fee on the Gross Revenue of Licensee (the "Licensed Intellectual Property Royalty Fee") in the amount set forth in Exhibit D. The Licensed Intellectual Property Royalty Fee is payable on or before the 10th day of each month on the Gross Revenue of Licensee for the preceding month.


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         B.       SERVICES FEE.
                  ------------

In consideration of the guidance and assistance to be provided to Licensee by COMPANY pursuant to Section 9. of the Agreement, Licensee agrees to pay to COMPANY a continuing fee on the Gross Revenue of Licensee (the " Services Fee") in the amount set forth in Exhibit D. The Services Fee is payable on or before the 10th day of each month on the Gross Revenue of Licensee for the preceding month.

         C.       LIMITATIONS ON FEES.
                  -------------------

The Licensed Intellectual Property Fee, the Exclusive Territorial Rights Royalty Fee and the Services Fee are sometimes referred collectively herein as "Royalties". No Royalties payable to COMPANY pursuant to this Section 3 shall be payable on the first * of Gross Revenue of Licensee in each year of the License Term. Notwithstanding the foregoing, if Gross Revenues for the first two years of the License Term are not sufficient to generate Royalties payable thereon, COMPANY may terminate this Agreement upon written notice to Licensee. Licensee may nullify such termination upon written notice to COMPANY within twenty (20) days of Licensee's receipt of COMPANY's notice of termination, upon which nullification Royalties shall be due and payable as otherwise provided for in this Section 3 commencing with the first month of the third year of the License Term, without regard to the * threshold for Gross Revenues.

         D.       INTEREST ON LATE PAYMENTS.
                  -------------------------

All Fees, amounts due for purchases by Licensee from COMPANY or its Affiliates, if any, and other amounts Licensee owes to COMPANY or its Affiliates, shall bear interest after their due dates at a rate equal to the lesser of: (i) 1.5% per month; or (ii) the highest legal rate permitted by applicable law. Licensee acknowledges that this Paragraph shall not constitute COMPANY's agreement to accept such payments after such payments are due or a commitment by COMPANY to extend credit to, or otherwise finance Licensee's operations. Further, Licensee acknowledges that failure to pay any or all such amounts when due shall constitute grounds for termination of this Agreement, as provided herein, notwithstanding the provisions of this Paragraph.

         E.       APPLICATION OF PAYMENTS.
                  -----------------------

Notwithstanding any designation by Licensee, COMPANY shall have sole discretion to apply any payments received from Licensee or any indebtedness of COMPANY to Licensee, to any past due indebtedness of Licensee for Royalty Fees, purchases from COMPANY or its Affiliates, interest, or any other indebtedness of Licensee to COMPANY or its Affiliates.

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* The confidential portion has been so omitted and filed separately with the commission.


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F.       WITHHOLDING TAXES.
         -----------------

All payments due to COMPANY under this Agreement shall be net of any applicable withholding taxes. In the event that any such amounts are subject to withholding or other taxes that Licensee is required to deduct from such payments, Licensee shall provide COMPANY a copy of the withholding tax remittance notice that it proposes to file with the appropriate governmental agency at least 10 business days prior to such filing and shall promptly deliver to COMPANY receipts of applicable governmental authorities for all such taxes withheld and paid.

 Licensee shall be responsible for and shall hold COMPANY and its Affiliates harmless against any penalties, interest and expenses incurred by or assessed against COMPANY or its Affiliates as a result of Licensee's failure to withhold such taxes or remit them to the appropriate taxing authority. Licensee shall fully and promptly cooperate with COMPANY to provide such information and records as COMPANY may request in connection with any application by COMPANY to any taxing authority with respect to tax credits, exemptions or refunds available for any withholding or other taxes paid or payable by Licensee.

         G.       CURRENCY / EXCHANGE CONTROLS.
                  ----------------------------

(1) Payments by Licensee to COMPANY hereunder shall be made in Dollars or such other currency as may be reasonably specified by COMPANY in its reasonable discretion from time to time. All payments hereunder that are calculated in the local currency of the License Area but required to be converted into Dollars (or other currency if specified by COMPANY) for payment to COMPANY shall be converted at the spot currency rate announced by the Central Bank of Brazil as of 11:00 a.m. Miami time on the date payment is transmitted; provided, however, that in the event a payment is transmitted after the date payment is due, the currency exchange rate used shall be (i) the rate as of the date payment was due or (ii) the rate as of the date payment is transmitted, whichever rate produces the larger amount. All payments made hereunder shall be made by telegraphic or electronic transfer to a bank of the COMPANY's choosing, located in the United States, or elsewhere; provided, however, that appropriate adjustments will be made in the due date of such payments to the extent COMPANY chooses a location not located in the United States and such choice results in Licensee having to make a payment earlier than if such location were in the United States. All bank fees and commissions shall be borne by Licensee.

(2) Licensee agrees that if at any time during the term of this Agreement the inflation rate in the License Area during any particular month shall exceed the annualized rate of * per year, then all periodic payments to be made by Licensee to COMPANY hereunder (other than those expressed in actual U.S. Dollar amounts in this Agreement) shall be made weekly, until such time when such annualized rate of inflation shall be less than * in a particular month. In particular, and without limitation, Licensee agrees that the Royalty Fee set forth in Section 3(B) of this Agreement shall be paid on each Wednesday for the immediately preceding calendar week (consisting of the period Monday through Sunday).

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* The confidential portion has been so omitted and filed separately with the
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(3)      Licensee shall use its best efforts (and at its own cost and expense)
         to obtain any consents, registrations or authorizations which may be necessary in order to permit timely payments in Dollars (or other currency if specified by COMPANY pursuant to clause (G)(1) above) of all amounts payable hereunder.

(4) If at any time, any legal restriction is imposed upon the purchase of Dollars or the transfer to or credit of a non-resident entity with payments in Dollars, Licensee shall notify COMPANY immediately. While such restrictions are in effect, COMPANY may require payment in any currency designated by COMPANY that is reasonably available to Licensee or, at COMPANY's option, may require Licensee to deposit all amounts due but unpaid as a result of such a restriction in any type of account, in any bank or institution in the License Area as reasonably designated by COMPANY. COMPANY shall be entitled to all interest earned on such deposits.

(5)      If the aggregate of (a) the legal restrictions described in Paragraph
         (4) above, and (b) any withholding taxes or other taxes imposed upon the payments (or currency conversions) made by Licensee to COMPANY hereunder ((a) and (b) collectively, the "Limitations"), shall cause COMPANY to actually receive in the United States for a period of six
         (6) consecutive months or more less than * of the cumulative Gross Dollar Obligation (as hereinafter defined) owed by Licensee to COMPANY for such period of six (6) consecutive months or more, COMPANY, in its sole and exclusive discretion, may suspend its performance of any or all services under this Agreement until such restrictions have been lifted, effective upon delivery of notice thereof to Licensee, without any reduction of fees due hereunder by Licensee during such period of suspension.

(6) In the event the Limitations cause COMPANY to actually receive in the United States for a period of six (6) consecutive months or more less than * of the cumulative Gross Dollar Obligation (as hereinafter defined) owed by Licensee to COMPANY for such period of six (6) consecutive months or more, COMPANY, in its sole and exclusive discretion, may terminate this Agreement, effective upon delivery of notice thereof to Licensee. In the event of a termination under this Section, Licensee and its Principal Owners shall execute and deliver to COMPANY a general release in form acceptable to COMPANY, releasing COMPANY, its Affiliates and their respective shareholders, partners, officers, directors, employees and agents from any and all claims arising pursuant to this Agreement and any other agreement with COMPANY or its Affiliates. In the event of such termination, Licensee shall comply fully with the requirements of Section 13 of this Agreement.

(7) For purposes of this Paragraph G, the "Gross Dollar Obligation" shall mean the sum of (i) all payments due hereunder which are denominated in U.S. Dollars in this Agreement, and (ii) the Dollar amounts payable to COMPANY with respect to the Royalty Fees (calculated in accordance with the provisions of this Paragraph H), regardless of the actual currency of payment hereunder. The Gross Dollar Obligation shall be calculated prior to the imposition of any withholding taxes or other taxes or levies imposed by any governmental agency.

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* The confidential portion has been so omitted and filed separately with the
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         H.       GOODWILL.
                  --------

Licensee acknowledges and agrees that the fees rates set forth in this Agreement take into consideration, and compensate Licensee for, any and all goodwill in the Licensed Intellectual Property generated by the activities of Licensee, and that upon expiration or early termination of this Agreement, Licensee shall have no claim against COMPANY with respect to or arising out of, any goodwill in the Licensed Intellectual Property as a result of the activities of Licensee.

I.       MAXIMIZING ROYALTIES.
         --------------------

Licensee acknowledges and agrees that maximizing Royalty Fees in accordance with this Agreement is of the essence of this Agreement. Licensee agrees that, during the License Term, it will fully, faithfully, honestly, and diligently perform its obligations hereunder and will continuously exert its best efforts to promote, enhance and maximize the sales in order to maximize Gross Revenues. Without limiting the foregoing obligation, Licensee covenants and agrees that during the Term of this Agreement, Licensee shall realize an increase of not less than * in the number of computer systems sold by Licensee (whether Licensor branded or not) in the License Area in each year of the Term of this Agreement over the number of computer systems sold by Licensee (whether Licensor branded or not) in the 12-month period immediately prior to such Term year. For the purposes of this Section 3.I, the first year of the Term shall not include any partial month occurring at the beginning of the Term.

For the purpose of this Section I, a computer system shall be deemed sold by Licensee upon the sale by Licensee or its Affiliates of an assembled computer system that is (i) configured for use by a single user only (ii) is designed to use a video display and keyboard, and (iii) contains at least a central processing unit, monitor, motherboard, hard disk drive, operating software, power supply and a case, and where the proceeds of such sale fall within the definition of Gross Revenue.

THE RIGHTS GRANTED IN PARAGRAPH 2.A DO NOT CONSTITUTE AN ASSURANCE OR WARRANTY BY COMPANY THAT THERE ARE BUSINESS OPPORTUNITIES IN THE LICENSE AREA FOR LICENSEE TO SATISFY THE REQUIREMENTS OF THIS SECTION 3.I. THE RESPONSIBILITY TO MEET THE REQUIREMENTS OF THIS SECTION 3.I IS SOLELY THAT OF LICENSEE, AND COMPANY HAS NO OBLIGATION TO AUTHORIZE OR PROMOTE, OR OTHERWISE ASSIST IN BUSINESS ACTIVITY OF LICENSEE IN ORDER TO ASSIST LICENSEE IN MEETING THE REQUIREMENTS OF THIS SECTION 2.I EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN.

----------
* The confidential portion has been so omitted and filed separately with the commission.

4.       LICENSED INTELLECTUAL PROPERTY.
         ------------------------------

         A.       USE OF THE LICENSED INTELLECTUAL PROPERTY
                  -----------------------------------------

Licensee agrees that it will use the Licensed Intellectual Property strictly in accordance with the following terms and conditions:

(1) Licensee shall promptly integrate or implement in the Licensed Business, at its own expense, any modifications or additions to the Licensed Intellectual Property upon receipt by Licensee of such modifications or additions from COMPANY.

(2) Except with the prior written consent of COMPANY, the Licensed Intellectual Property shall not be used by persons other than Licensee and authorized employees of Licensee, and shall not be used in conjunction with any business or activity of Licensee other than the Licensed Business.

(3) Licensee shall not, and shall not allow its employees, agents or independent contractors engaged by Licensee to: (a) sell, assign, lease, sublicense, transfer, convey, pledge, or grant a security interest with respect to the Licensed Intellectual Property or any component thereof, or any data generated by the use of the Licensed Intellectual Property; (b) copy or reproduce the Licensed Intellectual Property or any component thereof, or any data generated by the use of the Licensed Intellectual Property in any manner, except to the extent necessary for normal operation of the Licensed Business or as necessary in order to comply with applicable law; or (c) alter, modify, adapt, decompile or reverse engineer the Licensed Intellectual Property, any documentation relating thereto or any component thereof, including, but not limited to, or creating derivative works thereof.

(4) Licensee shall establish and maintain such security precautions as are prescribed by COMPANY from time to time to prevent the unauthorized use, accessibility, disclosure or copying of the Licensed Intellectual Property or any data generated by the use thereof. Licensee shall cause each of its employees, agents and independent contractors engaged by Licensee who has or will have access to the Licensed Intellectual Property to execute a written confidentiality agreement in a form reasonably prescribed or approved in writing by COMPANY. At COMPANY's request, a duplicate original of each such confidentiality agreement shall be forwarded to COMPANY. Licensee shall obtain from each of its employees, agents and independent contractors engaged by Licensee a written undertaking that they will comply with all of the provisions of this Section 4, including, without limitation, the obligation to assign to COMPANY any and all rights and interests in modifications or derivative works which those individuals may acquire by operation of law or otherwise and to execute such documentation as may be necessary or desirable for the purpose of such an assignment. Licensee shall immediately inform the COMPANY in writing if an employee, agent or independent contractor engaged by Licensee breaches the written confidentiality agreement or otherwise violates the terms and conditions of this Section, or if Licensee learns of any actual or possible unauthorized disclosure or use of the Licensed Intellectual Property or any data generated by the use of the Licensed Intellectual Property, such as the loss or theft of any tangible medium (such as an operating manual), documentation or other component thereof. Licensee shall allow COMPANY reasonable access to Licensee's properties and all computer equipment of Licensee for purposes of verifying compliance by Licensee with this provision.

(5) Licensee agrees that the Licensed Intellectual Property and any data generated by the use of the Licensed Intellectual Property are the valuable and proprietary property of COMPANY or its Affiliates, and agrees to use the utmost care to safeguard the Licensed Intellectual Property and any data generated by the use thereof. Licensee shall not undertake to patent, copyright or otherwise assert proprietary rights to the Licensed Intellectual Property or any data generated by the use of the Licensed Intellectual Property or any portion thereof. Licensee recognizes that all or part of the Licensed Intellectual Property and any data generated by the use of the Licensed Intellectual Property may be copyrighted and agrees that this shall not be construed as causing the copyrighted material to be public information. Licensee will ensure that all copies of the Licensed Intellectual Property and any data generated by the use of the Licensed Intellectual Property or any components thereof in its possession contain such copyright notice or other notice of proprietary rights specified by COMPANY.

(6) Licensee shall promptly disclose to COMPANY all ideas and suggestions for modifications or enhancements of the Licensed Intellectual Property conceived or developed by or for Licensee, and COMPANY and its Affiliates shall have the right to use and license such ideas and suggestions without any payment. All modifications and enhancements actually made to the Licensed Intellectual Property together with the copyright therein shall be the property of COMPANY without any payment, without regard to the source of the modification or enhancement.

(7) COMPANY shall have the right at all times, and upon not less than 24-hour written notice, to access the premises of Licensee and to retrieve and analyze the use of elements of the Licensed Intellectual Property and all data generated in the use thereof.

(8) Licensee acknowledges and agrees that any violation by Licensee of the provisions of this Section 4 would cause COMPANY and its Affiliates irreparable injury for which they would have no adequate remedy at law and that, in addition to any other remedies which they may have, COMPANY and its Affiliates shall be entitled to preliminary and permanent injunctive relief against any such violation without having to post a bond.

         B.       WARRANTIES AND LIMITATION OF LIABILITY.
                  --------------------------------------

COMPANY represents and warrants to Licensee that: (a) COMPANY has all rights necessary to license the Licensed Intellectual Property to Licensee; and (b) the Licensed Intellectual Property does not, and as a result of any enhancements, improvements or modifications provided by COMPANY will not, to the best of COMPANY's knowledge, infringe upon any United States patent, United States copyright or other United States proprietary right of any third party. In the event Licensee's use of the Licensed Intellectual Property as provided by COMPANY is enjoined as a result of a claim by a third party of patent, trademark or copyright infringement or violation of proprietary rights, COMPANY shall, in its sole discretion and at its sole expense, either

(i) procure for Licensee the right to continue use of the Licensed Intellectual Property as contemplated hereunder, or (ii) replace the Licensed Intellectual Property or modify it such that there is no infringement of the third party's rights; and such action by COMPANY shall be Licensee's sole and exclusive remedy against COMPANY in such event.

COMPANY does not warrant to Licensee, and expressly disclaims any such warranty, that the Licensed Intellectual Property is error-free or that the operation and use of the Licensed Intellectual Property in the conduct of the Licensed Business will be uninterrupted or error-free. COMPANY shall have no obligation or liability for any expense or loss incurred by Licensee arising from use of the Licensed Intellectual Property in the conduct of the Licensed Business and shall have no liability with respect to its obligations under this Section 4 for consequential, exemplary, incidental or punitive damages.

EXCEPT AS PROVIDED ABOVE, COMPANY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          C.      INTELLECTUAL PROPERTY OF LICENSEE.
                  ---------------------------------

COMPANY acknowledges that any trademarks, service marks, trade names, patents, and copyrighted works owned by Licensee or its Affiliates ("Licensee's Intellectual Property") and Licensee's Know-how is the sole and exclusive property of Licensee and its Affiliates. Any unauthorized use of Licensee's Intellectual Property by COMPANY or Know-how or any attempt by COMPANY to appropriate or claim ownership of any of Licensee's Intellectual Property shall constitute a breach of this Agreement and an infringement of the rights of Licensee and its Affiliates. COMPANY acknowledges and agrees that all usage of Licensee's Intellectual Property by COMPANY and any goodwill established thereby shall inure to the exclusive benefit of Licensee and that this Agreement does not confer any goodwill or other interest in Licensee's Intellectual Property upon COMPANY. All provisions of this Agreement applicable to Licensee's Intellectual Property shall apply to any other trademarks, service marks, commercial symbols and copyrighted materials hereafter owned by Licensee or its Affiliates. In the event COMPANY acquires rights in any Licensee's Intellectual Property, COMPANY undertakes that it will execute all documents necessary or desirable to vest ownership of such rights in Licensee or its Affiliates and hereby grants to the Licensee a Power of Attorney to execute such documents in the event COMPANY fails or refuses to do so, this Power of Attorney being coupled with an interest and, therefore, irrevocable.

5.       ADDITIONAL PROVISIONS RELATING TO THE LICENSED INTELLECTUAL PROPERTY.
         --------------------------------------------------------------------

         A.       OWNERSHIP AND GOODWILL.
                  ----------------------

Licensee acknowledges that the Licensed Intellectual Property is the sole and exclusive property of COMPANY and its Affiliates. Licensee acknowledges that its right to use the Licensed Intellectual Property is derived solely from this Agreement and is limited to the operation of the

Licensed Business pursuant to and in compliance with this Agreement and all applicable standards, specifications, and operating procedures prescribed by COMPANY from time to time during the term of the License. Any unauthorized use of the Licensed Intellectual Property or any attempt by Licensee to appropriate or claim ownership of any other intellectual property used by COMPANY or its Affiliates anywhere in the world or used by Licensee in connection with the Licensed Business or the promotion thereof, whether or not registered or subject to legal protection in the License Area, shall constitute a breach of this Agreement and an infringement of the rights of COMPANY and its Affiliates. Licensee acknowledges and agrees that all usage of the Licensed Intellectual Property by Licensee and any goodwill established thereby shall inure to the exclusive benefit of COMPANY and that this Agreement does not confer any goodwill or other interest in the Licensed Intellectual Property upon Licensee (other than the right to operate the Licensed Business in compliance with this Agreement). All provisions of this Agreement applicable to Licensed Intellectual Property shall apply to any other trademarks, service marks, commercial symbols and copyrighted materials hereafter used by the COMPANY or its Affiliates in the License Area or elsewhere or authorized for use by or licensed to Licensee by the COMPANY whether or not registered or subject to legal protection in the License Area. In the event Licensee acquires rights in any Licensed Intellectual Property or other trademarks, service marks, commercial symbols and copyrighted materials used in connection with the operation of the Licensed Business or the promotion thereof in the License Area (other than those granted to Licensee by Licensor in this Agreement), Licensee undertakes that it will execute all documents necessary or desirable to vest ownership of such rights in the COMPANY or its Affiliates and hereby grants to the COMPANY a Power of Attorney to execute such documents in the event Licensee fails or refuses to do so, this Power of Attorney being coupled with an interest and, therefore, irrevocable.

         B.       LIMITATIONS ON USE OF LICENSED INTELLECTUAL PROPERTY.
                  ----------------------------------------------------

Licensee shall not use any Mark as part of any corporate or trade name or with any prefix, suffix, or other modifying words, terms, designs, or symbols, or in any modified form, nor may Licensee use any Licensed Intellectual Property in connection with the performance or sale of any unauthorized services or products or in any other manner not expressly authorized in writing by COMPANY. Licensee agrees to display the Marks prominently in the manner prescribed by COMPANY in the conduct of the Licensed Business and in connection with only those advertising and marketing materials approved by COMPANY. Licensee agrees to give such notices of trademark and service mark registrations and appropriate copyright notices as COMPANY specifies and to obtain such business name registrations as may be required under applicable law. Licensee shall not make any unauthorized adaptation, publication, reproduction, preparation of derivative works, distribution of copies (whether by sale or other transfer of ownership, or by rental, lease or lending), public performance of the Copyrighted Works or attempt to recreate all or a portion of such Copyrighted Works. If COMPANY authorizes Licensee to prepare any adaptation, translation or derivative work of the Copyrighted Works, Licensee hereby agrees that such adaptation, translation or derivative work shall be produced as a collective work by Licensee and shall be the property of COMPANY, and Licensee hereby assigns all its right, title and interest therein to COMPANY. Licensee shall be the sole author of such collective work and shall be solely responsible for any claims arising from any third party with respect to such third party's work on such collective work. Licensee agrees to execute any documents, in recordable form, which COMPANY determines are necessary to reflect ownership by COMPANY of such work. Licensee shall submit all such adaptations, translations or derivative works to COMPANY for approval prior to use.

         C.       NOTIFICATION OF INFRINGEMENTS AND CLAIMS.
                  ----------------------------------------

Licensee shall immediately notify COMPANY of any apparent infringement of or challenge to Licensee's use of any Licensed Intellectual Property or other industrial or intellectual property rights (including, without limitation, Confidential Information) licensed under this Agreement, or claim by any person of any rights in any Licensed Intellectual Property or other industrial or intellectual property rights (including, without limitation, Confidential Information) licensed under this Agreement, and Licensee shall not communicate with any person other than COMPANY and its counsel in connection with any such infringement, challenge or claim. COMPANY shall have sole discretion to take such action as it deems appropriate in connection with the foregoing, and the right to control exclusively any settlement, litigation or other proceeding arising out of any such alleged infringement, challenge or claim or otherwise relating to any Licensed Intellectual Property or other industrial or intellectual property rights (including, without limitation, Confidential Information) licensed under this Agreement, and to retain all proceeds of any litigation or settlement; provided, however, that Licensee may pursue any independent claim for damages that it may have against such person. Licensee agrees to execute any and all instruments and documents, render such assistance, and do such acts and things as may, in the opinion of COMPANY's counsel, be necessary or advisable to protect and maintain the interests of COMPANY and its Affiliates in any litigation or other proceeding or to otherwise protect and maintain the interests of COMPANY and its Affiliates in the Licensed Intellectual Property and other industrial or intellectual property rights (including, without limitation, Confidential Information) licensed under this Agreement. COMPANY will reimburse Licensee for the reasonable out-of-pocket expenses incurred and paid by Licensee in complying with the requirements imposed by this Paragraph; provided, however, if any action taken by COMPANY results in any monetary recovery awarded to Licensee which exceeds Licensee's costs, then Licensee must pay its own costs and share, pro-rata, in COMPANY's costs thereof up to the amount of the monetary recovery. Licensee shall not be otherwise entitled to share in any monetary recovery or settlement obtained by COMPANY or its Affiliates in any litigation or dispute.

         D.       DISCONTINUANCE OF USE OF LICENSED INTELLECTUAL PROPERTY.
                  -------------------------------------------------------

If, because of a claim by a third party that COMPANY does not have the right to license the Intellectual Property to Licensee in accordance with the terms and conditions of this Agreement, it becomes advisable at any time in COMPANY's sole judgment to modify or discontinue use of any Licensed Intellectual Property, including, but not limited to, any Mark or Copyrighted Work and/or to use one or more additional or substitute trademarks, service marks, copyrighted or copyrightable works, Licensee agrees to immediately comply with COMPANY's directions in that regard. Neither COMPANY nor its Affiliates shall have any obligation to reimburse Licensee for any expenditures made by Licensee to modify or discontinue the use of any

Licensed Intellectual Property or to adopt substitutes for a discontinued Licensed Intellectual Property, including, without limitation, any expenditures relating to advertising or promotional materials or to compensate Licensee for any goodwill related to the discontinued Licensed Intellectual Property.

         E        RECORDAL OF LICENSES AND REGISTERED USER AGREEMENTS.
                  ---------------------------------------------------

Licensee shall, at the request and expense of COMPANY, do all acts and execute all documents necessary or desirable in COMPANY's opinion for establishing Licensee as a user of the Marks hereunder and where required for the registration of Licensee's permitted use with governmental agencies.

6.       CONFIDENTIAL INFORMATION.
         -------------------------

         A. COMPANY and its Affiliates possess and will further develop and acquire certain confidential and proprietary information and trade secrets including but not limited to the following categories of information, methods, techniques, procedures, and knowledge developed or to be developed by COMPANY, its Affiliates, and licensees and not heretofore known by Licensee without any obligation of confidentiality (the "Confidential Information"):

1. methods, techniques, equipment, specifications, standards, policies, procedures, information, concepts, systems relating to and knowledge of and experience in the development and operation of a business selling Products, including (without limitation and without prejudice to the generality of the foregoing) COMPANY's Know-how;

2.       marketing and promotional programs;

3. knowledge concerning proprietary computer software programs and all data generated by the use of such computer software programs, including the structure of the data base file thereof, and all additions, modifications, and enhancements thereto;

4. knowledge of costs, specifications for and suppliers of certain materials, equipment and fixtures for Gateway Country Stores;

5. knowledge of specifications and costs for and suppliers of certain components, materials, and software for Products;

6.       data regarding Products and compilations and analyses of such data;

7. customer lists, historical data relating to the sale and marketing of Products, knowledge of customer profiles, operating results and financial performance;

8. any and all training materials used in the operation of or relating to business of selling Products including, but not limited to, the training materials described in Section 9A of the this Agreement; and

9. the Copyrighted Works and Patents to the extent not patented or patentable in the License Area.

Confidential Information will not include information that:

1. is now, or hereafter becomes, through no act or failure to act on the part of Licensee, generally known or available to the public other than by a breach of this Section 6. by Licensee or its officers, directors, employees, agents or contractors;

2. was acquired by Licensee before receiving such information from COMPANY without restriction as to use or disclosure;

3. is hereafter rightfully furnished to Licensee without restriction as to use or disclosure by a third party authorized to make such disclosure; or

4. is information that Licensee can document was independently developed by Licensee without reference to the Confidential Information.

COMPANY may disclose to Licensee such parts of the Confidential Information as COMPANY determines is required for the development of the Licensed Business. Such disclosures may be made during training and in guidance and assistance furnished to Licensee under this Agreement. Licensee may also learn or otherwise obtain from COMPANY additional Confidential Information during the term hereof. Licensee acknowledges and agrees that neither Licensee nor any other person or entity will acquire any interest in or right to use the Confidential Information, other than the right to use it in the development and operation of the Licensed Business pursuant to this Agreement, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition with COMPANY and other licensees. Licensee agrees to disclose the Confidential Information to its employees only to the extent reasonably necessary for the development of the Licensed Business.

         B. Licensee acknowledges and agrees that the Confidential Information is confidential to and a valuable asset of COMPANY, is proprietary, includes trade secrets of COMPANY and is disclosed to Licensee solely on the condition that Licensee, its Principal Owners and employees who have access to Confidential Information agree, and Licensee does hereby agree that, during and after the term of this Agreement, Licensee, its Principal Owners and such employees:

1. will not use the Confidential Information in any business or capacity other than for the purpose of the development and operation of the Licensed Business in the License Area pursuant to this Agreement;

2. will maintain the absolute confidentiality of the Confidential Information and not disclose it to any third parties;

3. will not make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form; and

4. will adopt and implement all reasonable procedures prescribed from time to time by COMPANY to prevent unauthorized use or disclosure of the Confidential Information, including, without limitation, requiring employees and Principal Owners who will have access to such information to execute confidentiality agreements in form reasonably prescribed by COMPANY. Licensee shall provide COMPANY, at its request, executed originals of each such agreement.

         C. Notwithstanding anything to the contrary contained in this Agreement, the restrictions on Licensee's disclosure and use of the Confidential Information shall not apply to the following:

1. information, methods, procedures, techniques and knowledge that are or become generally known in the business of the sale and marketing of Products within the License Area, other than through disclosure (whether deliberate or inadvertent) by Licensee, its employees, agents or Principal Owners or by third parties in violation of confidentiality obligations to COMPANY; and

2. the disclosure of the Confidential Information in judicial or administrative proceedings to the extent that Licensee is legally compelled to disclose such information, provided Licensee has notified COMPANY in writing prior to disclosure and shall have used its best efforts to obtain, and shall have afforded COMPANY the reasonable opportunity to obtain, an appropriate protective order or other assurance reasonably satisfactory to COMPANY of confidential treatment for the information required to be so disclosed.

         D. Licensee agrees to disclose to COMPANY all ideas, concepts, methods, techniques and products relating to the development and operation of the Licensed Business conceived or developed by Licensee or its employees during the term of this Agreement. Licensee hereby grants to COMPANY and agrees to procure from its Affiliates, Principal Owners or employees a perpetual, royalty free, non-exclusive and worldwide right to use same and license same for use in all businesses operated by COMPANY, its Affiliates and their licensees. COMPANY, its Affiliates and their licensees shall have no obligation to make any payment to Licensee or its employees, Principal Owners or Affiliates with respect to any such idea, concept, method, technique or product. Licensee agrees that it will not use, nor will it allow any other person or entity to use, any such concept, method, technique or product without obtaining COMPANY's prior written approval.

         E. Licensee agrees to keep the terms and conditions of this Agreement confidential and not to disclose the contents of this Agreement to any third party (other than to Licensee's attorneys and accountants for purposes of their rendering their professional services to Licensee) except as may otherwise be required by law.

All rights and obligations under this Section 6 shall remain in full force and effect notwithstanding any termination of this Agreement.

7.       EXCLUSIVE RELATIONSHIP.
         ----------------------

Licensee acknowledges and agrees that COMPANY would be unable to protect the Confidential Information against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among COMPANY and its licensees, if licensees and their owners were permitted to engage in, hold interests in or perform services for a Competitive Business. Licensee further acknowledges and agrees that the restrictions contained in this Section will not hinder its activities or the activities of its Principal Owners under this Agreement or in general. Licensee therefore agrees that, during the License Term, neither Licensee nor any Principal Owner of Licensee, shall directly or indirectly:

a. have any interest as a disclosed or beneficial owner in any Competitive Business (this restriction shall not be applicable to (i) the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market that represent less than three percent (3%) of the number of shares of that class of securities issued and outstanding, (ii) the ownership of shares in a Competitive Business acquired by Licensee pursuant to Section 2.E of this Agreement, or
         (iii) the ownership by Licensee's or by Principal Owner's of shares in ITC as of date of this Agreement;

b. perform services as a director, officer, manager, employee, consultant, representative, agent, or otherwise for any Competitive Business; or

c. employ or seek to employ any person who is employed by COMPANY, its Affiliates or by any other Licensee of COMPANY, nor induce nor attempt to induce any such person to leave said employment without the prior written consent of such person's employer. COMPANY agrees that, during the License Term, COMPANY shall not directly or indirectly employ or seek to employ any person who is employed by Licensee or its Affiliates, nor induce nor attempt to induce any such person to leave said employment without the prior written consent of Licensee.

Furthermore, Licensee agrees that it will not engage in any business or other activity, directly or indirectly, other than the marketing and sale of Products.

8.       OBLIGATIONS OF LICENSEE.
         -----------------------

         A.       FULL TIME SUPERVISION.
                  ---------------------

Licensee and the Principal Owner(s) shall exert efforts necessary to the fulfillment of its obligations hereunder and shall not engage in any other business or other activity, directly or indirectly, that may otherwise conflict with Licensee's obligations hereunder. Such Principal Owner(s) shall supervise the development and operation of the Licensed Business.

         B.       EXECUTIVE AND MANAGEMENT PERSONNEL.
                  ----------------------------------

Licensee shall hire and maintain the number and level of executive and management personnel required for the conduct, adequate management and supervision of all its business activities under this Agreement, and to meet its obligations hereunder. Licensee shall keep COMPANY advised of the identities of all such personnel and shall be responsible for ensuring that such personnel are properly trained to perform their duties. Licensee shall require such management personnel to reside in the License Area to the extent necessary to perform the obligations of Licensee hereunder. Licensee acknowledges and agrees that its decision to hire a particular individual for a senior management position with Licensee will be based solely on Licensee's own independent investigation of the suitability of such individual for such position.

         C.       INITIAL STRUCTURE AND FINANCIAL CAPACITY.
                  ----------------------------------------

Licensee represents and warrants that the share structure and initial capitalization of Vitech is as set forth in Vitech's most recent 10Q Quarterly Report on file with the U.S. Securities and Exchange Commission. Licensee shall at all times maintain sufficient financial resources to fulfill its obligations under this Agreement.

         D.       PARTS AND COMPONENTS.
                  --------------------

Licensee may purchase parts and components to be assembled or incorporated into Gateway branded Products only from suppliers approved by COMPANY in writing, such approval not to be unreasonably withheld. If COMPANY fails to respond to such request for approval within fifteen (15) days from the date of COMPANY's receipt of such request, such request shall be deemed to have been approved. Licensee shall provide COMPANY with any and all information requested by COMPANY to allow COMPANY to make an informed decision regarding such suppliers.

         E.       APPROVED PRODUCTS.
                  -----------------

COMPANY may approve, from time to time, types, brands and models (including parts, components, packaging materials and certain complementary products, accessories and services relative thereto) of COMPANY-branded Products to be marketed or distributed by Licensee or manufactured or assembled using the Licensed Intellectual Property ("Approved Products"). Licensee agrees that the Licensee will offer for rental or sale all types of Approved Products that COMPANY from time to time may reasonably prescribe, after consultation with Licensee. Licensee agrees that the Licensee will not, in conjunction with the use of the Licensed Intellectual Property (including, but not limited to, the Marks) advertise, offer for sale or sell any products or services other than Approved Products. Licensee further acknowledges and agrees that it may not market, sell or offer for sale any products or services in conjunction with the use of the Licensed Intellectual Property (including, but not limited to, the Marks) that COMPANY in its sole discretion deems unsuitable or inconsistent with the value it has or intends to establish in its Marks or its present or intended market position or business concept.

Other than with respect to Licensee's existing supply contracts and to Licensee's existing inventory, Licensee shall notify COMPANY and shall, at its expense, submit to COMPANY such information, specifications, and samples as COMPANY requests if Licensee proposes to purchase any type, brand or model of goods or services other than Approved Products. If COMPANY fails to respond to such request for approval within fifteen (15) days from the date of COMPANY's receipt of such request, such request shall be deemed to have been approved. COMPANY shall notify Licensee within a reasonable time whether Licensee is authorized to purchase the proposed product. Notwithstanding anything to the contrary in this Agreement, COMPANY reserves the right to review from time to time its approval of any Approved Product or any other item or service and may revoke its approval of any such Approved Product or any other item or service at any time and in its sole discretion if, taking into account all relevant factors, including without limitation, generally accepted tastes and standards in the License Area and the image and reputation of COMPANY, COMPANY determines that any such Approved Products, other item or service has, since its original approval, become so controversial that the goodwill associated with the Marks may be adversely affected thereby. Licensee agrees to promptly cease advertising, selling, renting or providing, and remove from its inventory, any Approved Product or any other such item subsequently disapproved by COMPANY. Licensee agrees to comply promptly with COMPANY's notice of disapproval of any Approved Product or any other item or service, at its own expense, provided that Licensee shall be free to dispose of such disapproved Approved Product or any other item in any commercially reasonable manner other than by sale connected in any way with the Marks.

         F.       SPECIFICATIONS, STANDARDS AND PROCEDURES.
                  ----------------------------------------

Licensee acknowledges that the operation of the Licensed Business in compliance with COMPANY's high standards is important to the enhanced goodwill in the Marks and Licensee agrees to maintain such high standards in the operation of the Licensed Business. Licensee agrees, to the extent permitted by applicable law, to comply with all mandatory specifications, standards, manufacturing processes and operating procedures relating to the operation of the Licensed Business. Licensee acknowledges and agrees that all such mandatory specifications, standards, and procedures reasonably prescribed from time to time by COMPANY shall constitute binding obligations on the part of Licensee, and any failure by Licensee to adhere to such mandatory specifications, standards and operating procedures shall constitute grounds for termination of this Agreement by COMPANY, as provided for herein. All references herein to this Agreement shall include all such mandatory specifications, standards, and operating procedures.

         G.       INSURANCE.
                  ---------

During the License Term, Licensee shall maintain in force, under policies of insurance issued by insurers approved by COMPANY sufficient insurance coverages, including: (1) comprehensive general liability insurance against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the operation of the Licensed Business or otherwise in conjunction with the conduct of Licensed Business pursuant to this Agreement, under one or more policies of insurance containing minimum liability coverage reasonably prescribed by COMPANY from time to time; and (2) all risk property and casualty insurance for the replacement value of Licensee's real and personal property and its contents (including leasehold improvements, furniture, fixtures, equipment, signs, inventory, supplies, and materials). Licensee shall also maintain such insurance as is necessary to comply with all legal requirements concerning insurance (including, without limitation, worker's compensation requirements). COMPANY may periodically increase the amounts of coverage required under such insurance policies and require different or additional kinds of insurance at any time, including excess liability insurance, to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards, or other relevant changes in circumstances. Each insurance policy shall name COMPANY and such other persons and entities as COMPANY may designate from time to time as an additional named insureds, shall contain a waiver of all subrogation rights against COMPANY, its Affiliates, and their successors and assigns, and shall provide for 30 days' prior written notice to COMPANY of any material modification, cancellation, or expiration of such policy.

Upon execution of this Agreement, Licensee shall provide COMPANY with evidence of the insurance required hereunder. Thereafter, prior to the expiration of the term of each insurance policy, Licensee shall furnish COMPANY with a copy of each renewal or replacement insurance policy to be maintained by Licensee for the immediately following term and evidence of the payment of the premium therefor. If Licensee fails or refuses to maintain required insurance coverage, or to furnish satisfactory evidence thereof and the payment of the premiums therefor, COMPANY, at its option and in addition to its other rights and remedies hereunder, may obtain such insurance coverage on behalf of Licensee and Licensee shall fully cooperate with COMPANY in its effort to obtain such insurance policies, promptly execute all forms or instruments required to obtain or maintain any such insurance, allow any inspections of the Licensed Business that are required to obtain or maintain such insurance, and pay to COMPANY, on demand, any costs and premiums incurred by COMPANY.

Licensee's obligations to maintain insurance coverage as herein described shall not be affected in any manner by reason of any separate insurance maintained by COMPANY, nor shall the maintenance of such insurance relieve Licensee of any indemnification obligations under this Agreement.

         H.       CREDIT CARDS AND OTHER METHODS OF PAYMENT.
                  -----------------------------------------

Licensee shall at all times have arrangements in existence with a full range of credit and debit card issuers or sponsors, check verification services and electronic fund transfer systems as COMPANY designates from time to time in order that Licensee may accept customers' credit and debit cards, checks and other methods of payment.

         I.       ACCOUNTING, REPORTS, FINANCIAL STATEMENTS AND PRODUCT REPORTS.
                  --------------------------------------------------------------

Licensee shall establish and maintain at its own expense a bookkeeping, accounting, record keeping and records retention system consistent with generally accepted accounting principles.

Licensee agrees, at its expense, to maintain and preserve at its principal office, full, complete and accurate records and reports pertaining to the development and operation of the Licensed Business and the performance by Licensee of its obligations under this Agreement, including but not limited to records and information relating to the following: records reflecting the financial condition and performance of Licensee, production volumes and inventory levels by week, and such other records and reports as may be reasonably prescribed by COMPANY from time to time. To determine whether Licensee is complying with this Agreement, COMPANY or its agents shall have the right, at any reasonable time to inspect, audit and copy any books, records, reports and documents pertaining to Licensee's obligations hereunder. Licensee agrees to cooperate fully with COMPANY in connection with any such inspection or audit.

Licensee shall deliver to COMPANY in the form from time to time reasonably prescribed by COMPANY:

1. by the 10th day of each month, a report of Licensee's Gross Revenue during the immediately preceding calendar month;

2. as soon as practicable after the end of each fiscal year of the Licensee, and in any event within ninety (90) days thereafter, the Licensee will furnish the COMPANY with a consolidated balance sheet of the Licensee, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Licensee, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Licensee Board of Directors;

3. the Licensee will furnish the COMPANY, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Licensee, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Licensee as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Licensee for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and normal year-end audit adjustments may not have been made;

4. within 30 days after the end of every fiscal quarter of Licensee, a report on all marketing, advertising and promotion activities undertaken by Licensee in the License Area during such fiscal quarter, such report to include such information as COMPANY shall reasonably require from time to time, but in any event including, without limitation, a detailed description of such activities, copies of all materials used in such activities and an analysis by the marketing manager of Licensee of the results of such activities;

5. Licensee will furnish the COMPANY (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year, prepared on a monthly basis, including balance sheets, a statement of cash flows for such months, and, as soon as available, any subsequent revisions thereto; and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a consolidated balance sheet of the Licensee as of the end of each such month, and a consolidated statement of income and a consolidated statement of cash flows of the Licensee for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements;

6. Licensee shall deliver to the COMPANY (or make available to the COMPANY through publicly available sources) a complete and accurate copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by Licensee or any Affiliate of Licensee on or after the date of this Agreement and all amendments and supplements to each of the foregoing (collectively, the "Licensee SEC Reports"). The Licensee SEC Reports (i) will include all the forms, reports and documents required to be filed by the Licensee with the SEC under the Securities Act of 1933, as amended (the "Securities Act), and the Securities and Exchange Act of 1934 (the "Exchange Act"), as amended, as applicable, and the rules and regulations promulgated thereunder from and after the date of this Agreement, (ii) will comply with the requirements of the Securities Act and the Exchange Act, as the case may be, at and as of the times they are filed, and (iii) will not at and as of the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

7. an immediate report of any events or developments known to Licensee that may have a significant or material adverse impact on the operation of the Licensed Business, the performance of Licensee under this Agreement, or the goodwill associated with the Marks, including, but not limited to, incidents of non-payment or late payment by Licensee of sums due to any of its suppliers and any material dispute with any of its suppliers;

8. monthly reports on unit production, inventory levels and a summary level income statement and statement of cash flows with a budget vs. actual comparison and a summary balance sheet; and

9. and such other data, reports, information and supporting records as COMPANY may from time to time reasonably prescribe.

Each such report and financial statement submitted by Licensee shall be signed by Licensee and verified as correct in the manner prescribed by COMPANY. All such reports and financial statements shall be in the English language. Licensee shall cause any sub-licensee or other authorized entity operating pursuant to an agreement with Licensee to deliver with respect to such sub-licensee or authorized entity each report described in clauses 1 through 9 above. The preceding sentence shall not be construed in any manner as any form of authorization, permission or consent for Licensee or to sub-license or transfer any rights in this Agreement to any other entity.

Licensee and its senior management team shall make themselves reasonably available to discuss from time to time with representatives of COMPANY (but in any event at least quarterly) the items described in clauses 1 through 9 above.

Licensee agrees to maintain and to furnish to COMPANY upon filing complete copies of all income, sales, value-added, use and service tax returns filed by Licensee reflecting activities of Licensee.

Licensee shall furnish to COMPANY in the form reasonably prescribed by COMPANY from time to time on or before the 10th day of each month a report of all parts and component purchases of the Licensee for the preceding month. Such report shall include such information as COMPANY shall reasonably designate from time to time.

         J.       INSPECTIONS AND AUDITS.
                  ----------------------

To determine whether Licensee is complying with this Agreement and with specifications, standards and operating procedures prescribed by COMPANY for the operation of the Licensed Business, COMPANY or its agents shall have the right, at any reasonable time, and upon reasonable prior notice, to: (1) inspect the various premises of Licensee, and any improvements, equipment, fixtures, signs, operating materials and supplies located thereon; (2) observe, photograph and video tape the operations of Licensee for such consecutive or intermittent periods as COMPANY deems necessary; (3) remove samples of any products for testing and analysis; (4) interview personnel of Licensee; (5) interview customers of Licensee; (6) inspect the inventory of Licensee; and (7) inspect and copy any books, records and documents relating to the operation of the Licensed Business. Licensee agrees to cooperate fully with COMPANY in connection with any such inspections, observations, photographing and video taping, product removal and interviews. Licensee shall present to its customers such evaluation forms as are periodically prescribed by COMPANY and shall participate and/or request its customers to participate in any surveys performed by or on behalf of COMPANY.

COMPANY shall have the right at any time during business hours, and with reasonable notice to Licensee, to inspect and audit, or cause to be inspected and audited, the business records, bookkeeping and accounting records, value added, sales, use and service and income tax records and returns and other records of Licensee. Licensee shall fully cooperate with representatives of COMPANY and independent accountants hired by COMPANY to conduct any such inspection or audit. In the event any such inspection or audit shall disclose an understatement of the gross revenue of Licensee, Licensee shall pay to COMPANY, within 15 days after receipt of the inspection or audit report, the Royalty Fees and marketing fund contributions due on the amount of such understatement, plus interest (at the rate and on the terms provided for herein) from the date originally due until the date of payment. Further, in the event such inspection or audit is made necessary by the failure of Licensee to furnish reports, supporting records, other information or financial statements, as herein required, or to furnish such reports, records, information or financial statements on a timely basis, or if an understatement of gross revenue for the period of any audit is determined by any such audit or inspection to be greater than two percent (2%), Licensee shall reimburse COMPANY for the cost of such inspection or audit, including, without limitation, reasonable legal fees and accountants' fees, and the travel expenses, room and board and applicable per diem charges for employees of COMPANY. The foregoing remedies shall be in addition to all other remedies and rights of COMPANY hereunder or under applicable law.

         K.       COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES.
                  ------------------------------------------------

Licensee shall secure and maintain in force in its name all required licenses, permits, authorizations and certificates relating to the conduct of its business pursuant to this Agreement. Licensee shall comply with all applicable laws, ordinances and regulations, including, without limitation, laws relating to the Licensed Business, and withholding and payment of all taxes. All advertising by Licensee shall comply with all applicable laws, statutes, rules, regulations and ordinances, be completely factual, in good taste in the reasonable judgment of COMPANY, and shall conform to high standards of ethical advertising. Licensee shall in all dealings with its customers, suppliers, COMPANY and public officials, adhere to high standards of honesty, integrity, and fair dealing and ethical conduct. Licensee agrees to refrain from any business or advertising practice that may reasonably be expected to be injurious to the business of COMPANY and the goodwill associated with the Marks. Licensee shall notify COMPANY in writing within five (5) days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of Licensee or the Licensed Business in the License Area.

         L.       FOREIGN CORRUPT PRACTICES ACT.
                  -----------------------------

Licensee shall conform its practices, and shall compel its agents and employees to conform their practices, so as to be in compliance at all times with the U.S. Foreign Corrupt Practices Act, 15 USC Sec. 78-dd.

         M.       GENERAL OPERATIONAL REQUIREMENTS.
                  --------------------------------

Licensee agrees that it will at all times faithfully, honestly and diligently perform its obligations hereunder and apply the commercial methods as devised by COMPANY from time to time, and that it will continuously exert its best efforts to promote and enhance the business of the Licensed Business and the goodwill of the Marks.

         N.       PRINCIPAL OWNER'S UNDERTAKING

Licensee agrees to cause each Principal Owner to execute a Principal Owner's Undertaking in the form attached as Exhibit E-1 to this Agreement.

9.       COMPANY'S OBLIGATIONS.
         ---------------------

         A.       GUIDANCE AND ASSISTANCE.
                  -----------------------

(1) COMPANY will provide technical assistance and Know-How, in the form of experienced manufacturing and quality control personnel, who will advise and assist Licensee in its manufacturing and assembly operations, including by way of example:

    (a) incorporation of engineering and manufacturing core competencies into Licensee's operations,
    (b) inclusion of * requirements into standard COMPANY specifications to suppliers,
    (c) communicate * standards and requirements to COMPANY-sourced * to Licensee, and
    (d)  sharing of * data (including * .
    (e) incorporating COMPANY'S * test used in manufacturing and assembly process * ,
    (f)  consultation on * improvements and * , and
    (g)  consultation on * optimization and processes.
    (h)  alignment of * infrastructures and sharing of certain information * ,
    (i)  establish * infrastructure, and
    (j) establish communication alignment with * , Engineering Integration, Marketing, Technical Support and Supply Management,
    (k) training of Licensee * on use of COMPANY's * procedure and its content for specific products,
    (l) training Licensee's engineers on creating and maintaining custom * for Licensee's manufacturing center, and
    (m)  sales force training for product specific requirements

(2) COMPANY will provide Licensee design and engineering blueprints and technical assistance to permit Licensee to manufacture COMPANY-branded computer products equivalent or identical to Licensee designs, including, by way of example,

    (a) providing of technical "road maps" for COMPANY developed personal computer hardware,
    (b) assistance in design and testing requirements to determine compliance with COMPANY's design standards and specifications,
    (c) assistance in conforming new or Products to requirements of License Area market conditions, and
    (d) assistance in compliance with technical requirements of vendors and suppliers.

(3) COMPANY will undertake to provide procurement assistance to Licensee in connection with Licensee's purchase of product parts and components so as to permit Licensee to benefit from the favorable pricing, quality and other terms and conditions that COMPANY may obtain from suppliers and vendors, including, by way of example:

----------
* The confidential portion has been so omitted and filed separately with the commission.

    (a) requesting common suppliers to pass on benefits of COMPANY's terms and conditions, including * , with such suppliers',
    (b)  establishing "virtual hub" in * from which Licensee may pull parts, and
    (c) Incorporating supply management core competencies of COMPANY ( * ) into operations of Licensee.

(4) COMPANY will furnish to Licensee guidance and assistance with respect to sales and marketing, including, by way of example:

    (a)  sharing of Brand Book and trademark information,
    (b)  sharing of * strategies for business and consumer markets,
    (c) sharing of * from prior advertising strategies in various media, including introduction into the * environment and how to appeal to various market segments,
    (d)  consultation regarding co-marketing with strategic partners,
    (e) consultation on strategies for * sales and customer communications, and sharing of * from opening Gateway Country retail stores and consultation on opening retail stores in License Area.

The foregoing assistance may be provided in a variety of methods, in the discretion of COMPANY, including, by way of example and not limitation, COMPANY's Operating Manual (as defined in Paragraph C below), bulletins, written reports and recommendations, other written materials, refresher training programs and/or consultations via telephone, at the offices of COMPANY, or at the offices of Licensee.

         B.       RETAIL STORE OPERATING MANUAL.
                  -----------------------------

COMPANY will lend to Licensee for Licensee's sole use in the conduct of the Licensed Business during the License Term one (1) copy of an operating procedures manual that is used by COMPANY in the United States, which may consist of one or more handbooks or manuals as may be added, replaced or supplemented by COMPANY from time to time in its sole discretion (collectively the "Operating Manual"). The Operating Manual shall contain specifications, standards, policies and procedures prescribed from time to time by COMPANY for the sale and marketing of Products and information relative to other obligations of Licensee hereunder. The Operating Manual may be modified from time to time to reflect changes in specifications, standards, policies and procedures. Licensee shall keep its copy of the Operating Manual current by immediately inserting all modified pages furnished by COMPANY.

----------
* The confidential portion has been so omitted and filed separately with the commission.

Licensee shall, within 90 days of the Effective Date, submit for review and approval by COMPANY any modifications to the Operating Manual that Licensee believes to be necessary to comply with legal requirements of the License Area or for the commercial success of the Licensed Business. COMPANY agrees to consider such proposed modifications in good faith and notify Licensee in writing of COMPANY's acceptance or rejection of such modifications. The content of the Operating Manual, the manual itself and the copyright therein shall at all times be the property of COMPANY. In the event of a dispute about the contents of the Operating Manual, the master copies maintained by COMPANY at its principal office shall be controlling.

Licensee shall procure the services of a qualified professional translation agency to translate the Operating Manual (and any future modifications or additions) as well as any training into one or more of the languages of the License Area as COMPANY shall deem necessary. Licensee shall be responsible for the cost of such translations. Licensee shall not engage any such translation agency without the prior written approval by COMPANY of such agency. Licensee shall not sign any agreement with any such agency (or provide such agency with any portion of the Operating Manual or such training materials) until COMPANY has approved, in writing, the form and content of such agreement with such agency. Licensee acknowledges and agrees that the copyright of the translated Operating Manual and training materials shall be the property of COMPANY and its Affiliates, and that neither Licensee, its Affiliates, their employees, agents or representatives, nor the translation agency, its employees, agents or representatives, shall have any copyright or other right or interest in such translated materials. Licensee agrees to cause each and every individual or entity that participates in such translation to execute agreements in form and substance satisfactory to COMPANY to effect ownership of such translated works in COMPANY.

Licensee shall provide COMPANY with each such translation, both in printed form and on computer media. Licensee shall not make any reproductions of such translations. COMPANY shall have the sole right and responsibility to reproduce such translated Operating Manual and training materials. COMPANY shall lend Licensee one copy of such translated Operating Manual pursuant to the provisions of this Agreement. COMPANY acknowledges and agrees that it shall set the cost of such training materials at a level to reimburse COMPANY for such costs of reproduction and shipping.

         C.       BRAND BOOK
                  ----------

COMPANY will lend to Licensee for Licensee's sole use in the conduct of the Licensed Business during the License Term one (1) copy of a trademark usage and procedures manual that is used by COMPANY in the United States, which may consist of one or more handbooks or manuals as may be added, replaced or supplemented by COMPANY from time to time in its sole discretion (collectively the "Brand Book"). The Brand Book shall contain specifications, standards, policies and procedures prescribed from time to time by COMPANY for using the Marks in the operation of the Licensed Business. The Brand Book may be modified from time to time to reflect changes in the Marks. Licensee shall keep its copy of the Brand Book current by immediately inserting all modified pages furnished by COMPANY.

Licensee shall, within 90 days of the Effective Date, submit for review and approval by COMPANY any modifications to the Brand Book that Licensee believes to be necessary to comply with legal requirements of the License Area or for the commercial success of the Licensed Business. COMPANY agrees to consider such proposed modifications in good faith and notify Licensee in writing of COMPANY's acceptance or rejection of such modifications. The content of the Brand Book, the manual itself and the copyright therein shall at all times be the property of COMPANY. In the event of a dispute about the contents of the Brand Book, the master copies maintained by COMPANY at its principal office shall be controlling.

Licensee shall procure the services of a qualified professional translation agency to translate the Brand Book (and any future modifications or additions) as well as any training into one or more of the languages of the License Area as COMPANY shall deem necessary. Licensee shall be responsible for the cost of such translations. Licensee shall not engage any such translation agency without the prior written approval by COMPANY of such agency. Licensee shall not sign any agreement with any such agency (or provide such agency with any portion of the Brand Book or such training materials) until COMPANY has approved, in writing, the form and content of such agreement with such agency. Licensee acknowledges and agrees that the copyright of the translated Brand Book and training materials shall be the property of COMPANY and its Affiliates, and that neither Licensee, its Affiliates, their employees, agents or representatives, nor the translation agency, its employees, agents or representatives, shall have any copyright or other right or interest in such translated materials. Licensee agrees to cause each and every individual or entity that participates in such translation to execute agreements in form and substance satisfactory to COMPANY to effect ownership of such translated works in COMPANY.

Licensee shall provide COMPANY with each such translation, both in printed form and on computer media. Licensee shall not make any reproductions of such translations. COMPANY shall have the sole right and responsibility to reproduce such translated Brand Book and training materials. COMPANY shall lend Licensee one copy of such translated Brand Book pursuant to the provisions of this Agreement. COMPANY acknowledges and agrees that it shall set the cost of such training materials at a level to reimburse COMPANY for such costs of reproduction and shipping.

10.      ADVERTISING.
         ------------

During each consecutive twelve (12) calendar month period during the License Period, Licensee shall spend for local advertising, marketing and promotion of its Products (excluding discounts, coupon redemptions, the cost of products or services given without charge and overhead) not less than * of the Gross Revenue of Licensee for such period. As part of such * , Licensee shall spend for local advertising, marketing and promotion of Licensee-branded products and services (excluding discounts, coupon redemptions, the cost of products or services given without charge and overhead) not less than * of the Gross Revenue of Licensee derived from the sale of Licensee-banded Products for such period. Amounts spent by Licensee to advertise Grand Openings of Gateway Country Stores in the License Area, if any, shall not be credited toward the local advertising, marketing and promotion obligations of Licensee under this Section 10. Licensee shall submit, in form and frequency prescribed by COMPANY, verification of its expenditures for advertising, marketing and promotion for the previous quarter and for the then-current twelve (12) month period. Amounts spent for local advertising, marketing and promotion of the Licensed Business shall not be credited toward Licensee's local advertising expenditure obligations hereunder to the extent that Licensee is reimbursed for such expenditures or such expenditures are made by a supplier of Licensee.

Prior to their use by Licensee, samples of all advertising, marketing and promotional materials using the Marks and not prepared or previously approved by COMPANY shall be submitted to COMPANY for approval, in the form and manner prescribed by COMPANY from time to time. If written COMPANY does not grant approval within 15 days from the date of receipt by COMPANY of such materials, COMPANY shall be deemed to have approved the materials. Licensee shall not use any advertising, marketing or promotional materials using the Marks that COMPANY has not approved, has disapproved or that do not include the copyright and trademark, ownership and registration notices designated by COMPANY.

Licensee shall consult with COMPANY prior to engaging any advertising, marketing or public relations agency.

11.      TRANSFER.
         --------

         A.       BY COMPANY.
                  ----------

COMPANY may not assign this Agreement without the consent of Licensee, which consent Licensee may not unreasonably withhold. Notwithstanding the foregoing, COMPANY shall have the right to assign this Agreement to any parent or operating subsidiary of COMPANY. This Agreement is fully transferable by COMPANY and shall inure to the benefit of any assignee or other legal successor to the interests of COMPANY herein. Licensee acknowledges and agrees that COMPANY may delegate any or all of its obligations under this Agreement to an Affiliate or an unaffiliated third party; provided, however in no event shall such delegation release COMPANY from its obligations hereunder.

----------
* The confidential portion has been so omitted and filed separately with the commission.

         B.       BY LICENSEE.
                  ------------

Licensee understands and acknowledges that the rights and duties created by this Agreement are personal to Licensee and that COMPANY has granted the rights hereunder in reliance upon the individual or collective character, skill, aptitude, attitude, business ability, and financial capacity of Licensee. Accordingly, except as explicitly permitted under this Agreement, neither (1) this Agreement nor (2) any interest in Licensee (direct or indirect, legal or beneficial) or in the assets of Licensee (other than inventory items in the ordinary course of business) may be transferred. Any such transfer shall constitute a breach hereof and shall convey to the transferee no rights to or interests in this Agreement or Licensee or the assets of Licensee. COMPANY acknowledges and agrees that Licensee may delegate any or all of its obligations under this Agreement to a non-United States Affiliate; provided, however in no event shall such delegation release COMPANY from its obligations hereunder; and provided further that such delegation will not result in any requirement for governmental approval or registration unacceptable to COMPANY in its reasonable discretion.

Licensee shall not recognize on its books any transfer of interests in the equity of Licensee. Licensee shall take all actions including, without limitation, all corporate actions and changes to corporate organizational documents, necessary or desirable in order to implement and enforce under relevant law the restrictions on transfer of interests in Licensee contained in this Agreement.

As used in this Agreement, the term "transfer" shall mean and include the voluntary, involuntary, conditional, direct or indirect assignment, sale, gift or other transfer by Licensee of any interest in the thing concerned or grant of any security interest.

As used above, an assignment, sale or other transfer shall include, without limitation, the issuance of voting shares or any security convertible to voting shares of Licensee that, when taken together with all prior issuances of voting shares or securities convertible to voting shares of Licensee, results in Vitech America, Inc. owning less than 51% of all of the issued and outstanding voting shares of Licensee.

         E.       EFFECT OF CONSENT TO TRANSFER.
                  -----------------------------

COMPANY's consent to a transfer of this Agreement or any interest subject to the restrictions of this Section shall not constitute a waiver of any claims it may have against Licensee (or its Principal Owners), nor shall it be deemed a waiver of COMPANY's right to demand exact compliance with any of the terms or conditions of this Agreement by the transferee.

12.      TERMINATION OF AGREEMENT.
         ------------------------

         A.       BY LICENSEE.
                  -----------

If Licensee is not in default of its obligations under this Agreement beyond any applicable cure periods, and COMPANY materially breaches this Agreement, Licensee may terminate this Agreement effective 30 days after delivery of written notice of termination if Licensee gives written notice of such breach to COMPANY and COMPANY does not:

1. correct such breach within 30 days after delivery of such notice of material breach; or

2. if such breach cannot reasonably be cured within 30 days after delivery of such notice, undertake within 10 days after delivery of such notice, and continue until completion, efforts to cure such breach.

         B.       BY COMPANY.
                  ----------

COMPANY may terminate this Agreement, effective upon delivery of notice of termination to Licensee or, if applicable, upon failure to cure to COMPANY's satisfaction any breach of this Agreement before the expiration of any period of time within which such breach may be cured in accordance with the provisions set forth below, if:

1. Licensee fails to satisfy the development obligations set forth in Paragraph I of Section 3 hereof; or Licensee or a Principal Owner makes an assignment or transfer in violation of this Agreement or such Principal Owner's Principal Owner's Undertaking;

2. Licensee or any Principal Owner abandons, surrenders or transfers control of the operation the Licensee without the prior written approval of COMPANY;

3. Licensee or any Principal Owner has made any material misrepresentation or omission to COMPANY in securing the rights granted under this Agreement or is convicted by a court of or pleads guilty or no contest to a felony, or to any other crime or offense that may adversely affect the reputation of COMPANY or the goodwill associated with the Marks, or engages in any misconduct which materially adversely affects the reputation of COMPANY or the goodwill associated with the Marks;

4. Licensee or any of its Principal Owners breaches its obligations under Sections 4, 5 or 6 of this Agreement.

5. Licensee or any of its Principal Owners challenges or seeks to claim rights in or to challenge the validity of (a) Licensed Intellectual Property, including, but not limited to, the Marks or the COMPANY's rights in any other names, marks or commercial symbols used by the COMPANY or its Affiliates anywhere in the world or used by Licensee in connection with the operation or promotion of the Licensed Business, whether registered or unregistered, (b) the Confidential Information (including, without limitation, the Copyrighted Works or (c) any other industrial or intellectual property rights licensed under this Agreement;

6.       Licensee or any of its Principal Owners violates the restrictions of
         Section 7 hereof;

7. Licensee fails to report accurately the gross revenue of Licensee (provided that COMPANY may not exercise its rights under this Section 12.B for any report by Licensee of gross revenue that is within 98% of the actual gross revenue, unless such report is the second inaccurate report of gross revenue by Licensee in the immediately prior 12 month period) or fails to make payments of any amounts due COMPANY for Royalty Fees, purchases from COMPANY or its Affiliates, or any other amounts due to COMPANY or its Affiliates, and does not correct such failure within ten (10) days after written notice thereof;

8. Licensee fails to comply with any other material provision of this Agreement or any mandatory specification, standard, or operating procedure prescribed by COMPANY, and does not correct such failure within 30 days after written notice of such failure to comply is delivered to Licensee or, if such breach cannot reasonably be cured within 30 days after delivery of such notice, undertake within 10 days after delivery of such notice, and continue until completion, efforts to cure such breach; or Licensee fails on two (2) or more separate occasions within any period of 12 consecutive months to comply with this Agreement, irrespective of materiality, and whether or not such failures to comply are corrected after notice thereof is delivered to Licensee;

9. Licensee is in default under any other agreement with COMPANY or with any of COMPANY'S affiliates beyond applicable cure periods.

10. Licensee becomes insolvent in the sense that Licensee is unable to pay its bills as they become due; or

11. Licensee shall enter into a composition with creditors, make a declaration of bankruptcy, go into liquidation, or has a receiver or an administrator appointed over any or all of its assets or undertakings.

12. Licensee loses the right to possession of any Gateway Country Store and does not relocate such Gateway Country Store to another site in accordance with this Agreement within six months.

13. Licensee causes or permits to exist a default under the lease or sublease for any Gateway County Store and fails to cure such default within the applicable cure period set forth in the lease or sublease;

13.      RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION OF THIS
         -------------------------------------------------------------
         AGREEMENT.
         ----------
Upon termination or expiration of this Agreement or the License Period, Licensee shall:

1. immediately pay any amounts owed by Licensee to COMPANY or its Affiliates which are then unpaid plus interest due on any of the foregoing without offset or deduction;

2. not thereafter directly or indirectly at any time or in any manner identify itself as a current or former licensee of or as otherwise associated with COMPANY, or use any Mark, any colorable imitation thereof or any mark substantially identical or similar to any Mark in any manner or for any purpose, or utilize for any purpose any trade name, trademark or service mark, or other commercial symbol or trade dress used by COMPANY or its Affiliates or that suggests or indicates a connection or association with COMPANY whether registered or unregistered and whether or not subject to legal protection within the License Area, and immediately assign to the COMPANY or its Affiliate any rights therein which Licensee may have acquired by operation of law or otherwise.

All obligations of COMPANY and Licensee under this Agreement which expressly or by their nature survive or are intended to survive the expiration or termination of this Agreement or the License Term shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire.

Licensee shall not at any time after expiration or termination of this Agreement or the License Period License Term, adopt, use or claim rights adverse to those of COMPANY or its Affiliates in or to any company name, trade name, trademark, service mark, logo, trade dress component, commercial symbol, design or device (including, without limitation, the Marks, the Trade Dress and the Copyrighted Works used by COMPANY or its Affiliates anywhere in the world or used by Licensee in connection with the operation or promotion the Licensed Business). This undertaking and agreement shall survive the termination or expiration of this Agreement and shall be binding on Licensee, its officers, Principal Owners, directors, agents, employees, heirs, successors and assigns.

14.      INDEPENDENT CONTRACTORS/INDEMNIFICATION.
         ---------------------------------------

         A.       INDEPENDENT CONTRACTORS.
                  -----------------------

COMPANY and Licensee are independent contractors. This Agreement does not, nor shall any course of conduct between the parties, create a fiduciary relationship between the parties. Nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner or employee of the other for any purpose and neither party shall have any authority to enter into any contract, assume or create any obligation, express or implied, or otherwise bind the other party. Licensee shall conspicuously identify itself in all dealings with customers, suppliers, public officials, Licensee's personnel and others as an independent undertaking of the Licensee under a license granted by COMPANY. Licensee shall conspicuously and prominently place such other notices of independent Principal Ownership on such forms, business cards, stationery, advertising and other materials, and at any Gateway Country Store owned or operated by Licensee as COMPANY may reasonably require from time to time.

         B.       NO LIABILITY FOR ACTS OF OTHER PARTY.
                  ------------------------------------

Neither COMPANY nor Licensee shall be obligated by or have any liability under any agreements, representations, or warranties made by the other that are not expressly authorized hereunder, nor shall COMPANY be obligated for any damages to any person or property directly or indirectly arising out of the operation of Licensee's business conducted pursuant to this

Agreement or otherwise, whether or not caused by Licensee's negligent or willful action or failure to act. COMPANY shall have no liability for any value added, sales, service, use, excise, income, gross receipts, property, or other taxes levied upon Licensee or its assets or upon COMPANY in connection with the business conducted by Licensee, or any payments made by Licensee to COMPANY pursuant to this Agreement.

         C.       TAXES.
                  -----

COMPANY shall have no liability for any sales, value added, use, service, occupation, excise, stamp, gross receipts, income, property, payroll or other taxes, whether levied upon this Agreement, Licensee, Licensee's property, or upon COMPANY, in connection with the sales made or business conducted by Licensee (except any taxes COMPANY is required by law to collect from Licensee with respect to purchases from COMPANY, if any). Payment of all such taxes shall be the responsibility of Licensee.

         D.       INDEMNIFICATION.
                  ---------------

Licensee agrees to defend and hold COMPANY, its Affiliates and their respective shareholders, directors, officers, employees, agents and assignees harmless against and to reimburse them for:

1. all claims, losses, obligations and damages described in this Section, any and all claims and liabilities directly or indirectly arising out of this Agreement, the conduct of the Licensed Business pursuant to this Agreement or otherwise and the use of the Licensed Intellectual Property to the extent that such claims, obligations, damages, losses or liabilities do not arise from the negligence or wrongful conduct of COMPANY; and

2. all value added, sales, use, service, occupation, excise, gross receipts, income, property or other taxes, whether levied upon Licensee or Licensee's property or upon COMPANY in connection with the sales made or business conducted by Licensee (except any income taxes of COMPANY or any taxes COMPANY is required by law to collect from Licensee with respect to purchases from COMPANY).

For purposes of this indemnification, "claims" shall mean and include all obligations, actual and consequential damages and costs reasonably incurred in the defense of any such claim, including without limitation reasonable accountants', attorneys', attorney assistants', arbitrators' and expert witness fees, cost of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses, incurred by COMPANY in any dispute, action or proceeding between COMPANY and Licensee, or between COMPANY and third parties or otherwise. This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

COMPANY agrees to defend and hold Licensee, its Affiliates and their respective shareholders, directors, officers, employees, agents and approved assignees harmless against and to reimburse them for all claims, losses, obligations and damages directly or indirectly arising out of COMPANY'S breach of this Agreement to the extent that such claims, obligations, damages, losses or liabilities do not arise from the negligence or wrongful conduct of Licensee; and

For purposes of this indemnification, "claims" shall mean and include all obligations, actual and consequential damages and costs reasonably incurred in the defense of any such claim, including without limitation reasonable accountants', attorneys', attorney assistants', arbitrators' and expert witness fees, cost of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses, incurred by Licensee in any dispute, action or proceeding between COMPANY and Licensee, or between Licensee and third parties or otherwise. This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

15.      ENFORCEMENT.
         -----------

         A.       INJUNCTIVE RELIEF.
                  -----------------

         Nothing in this Agreement shall bar COMPANY's or Licensee's right to seek specific performance of the provisions of this Agreement and injunctive relief against threatened conduct that will cause it loss or damages under customary equity rules, including applicable rules for obtaining restraining orders and preliminary injunctions, in addition to such further or other relief as may be available at equity or law. No bond shall be required to be posted to obtain any injunctive relief and that an enjoined party's only remedy if an injunction is entered will be the dissolution of that injunction, if warranted, upon due hearing (all claims for damages by reason of the wrongful issuance of such injunction being expressly waived hereby).

         B.       SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS.
                  -------------------------------------------------

If at any time during the License Term,

(1) any governmental or other authority ("Agency") on or after the Effective Date requires any amendment to be made to this Agreement as a condition to the approval, acceptance, clearance, exemption, issue of comfort letter or registration of this Agreement;

(2) either party, acting in good faith, at any time notifies the other that such notifying party considers that amendments to this Agreement or any related document are required to comply with or otherwise to take into account (a) applicable law, (b) changes in applicable law (including, without limitation, the enactment, amendment, expiry or repeal of any law, statute, rule or regulation), or (c) notices, decisions or judgments of any court or Agency; or

(3) any court or Agency decides that all or any part of this Agreement is or may be void, invalid or unenforceable,

then COMPANY, if it reasonably believes that continuation of this Agreement would not be in its best interests, may terminate this Agreement on giving sixty
(60) days written notice to Licensee and the provisions of Section 12 shall apply to any such termination. During such sixty (60) day period, COMPANY and Licensee shall negotiate in good faith toward resolving

COMPANY's objection to the continuance of this Agreement, but in no event shall such resolution alter the fee schedule provided in Section 3 hereof, or, in the reasonable judgment of COMPANY, materially adversely affect COMPANY'S rights or remedies under this Agreement. If COMPANY chooses not to exercise its option to so terminate this Agreement, then the following provisions shall apply:

(1) COMPANY may provide to Licensee and Licensee shall then promptly execute and deliver back to COMPANY an addendum to this Agreement or other appropriate document in form satisfactory to COMPANY (a) in order to give effect to the amendment required by the Agency as referred to in clause (i) above, or (b) considered by COMPANY as required as referred to in (ii) above, or (c) considered by COMPANY as a valid and enforceable replacement of as similar legal and economic effect as is permitted by applicable law of any term which is or may be void, invalid or unenforceable as referred to in (iii) above; and/or

(2) any provision of this Agreement that is void, invalid or unenforceable shall be severed from this Agreement to the extent that it is void, invalid or unenforceable (except that to the extent such provision can be modified as set forth in the second paragraph of this clause (2) below, such provision shall be so modified and not severed), and the remainder of this Agreement, including, without limitation, any partially valid provisions, shall be enforced to the extent valid and enforceable.

To the extent the exclusive dealing covenants, post-transfer restrictive covenants or post-termination restrictive covenants contained in this Agreement are deemed unenforceable by virtue of their scope in terms of geographic area, business activity prohibited and/or length of time, but may be made enforceable by reductions of either or any thereof, Licensee and COMPANY agree that the same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination of this than is required hereunder, or the taking of some other action not required hereunder, or if under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any specification, standard or operating procedure prescribed by COMPANY is invalid or unenforceable, the prior notice and/or other action required by such law or rule shall be substituted for the comparable provisions hereof, and COMPANY shall have the right, in its sole discretion, to modify such invalid or unenforceable provision, specification, standard, or operating procedure to the extent required to be valid and enforceable. Such modifications to this Agreement shall be effective only in such jurisdiction and this Agreement shall be enforced as originally made and entered into in all other jurisdictions.

         C.       WAIVER OF OBLIGATIONS AND PERMITTED NON-PERFORMANCE.
                  ---------------------------------------------------

COMPANY and Licensee may, only by written instrument, unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver. Any such waiver shall be without prejudice to any other rights the waiving party may have, will be subject to continuing review by the waiving party, and may be revoked for any reason, on 10 days' prior written notice.

EXCEPT AS MAY BE SET FORTH IN THIS AGREEMENT, INCLUDING THE EXHIBITS THERETO, NEITHER PARTY MAKES ANY WARRANTIES OR GUARANTEES UPON WHICH THE OTHER PARTY MAY RELY, AND ASSUMES NO LIABILITY OR OBLIGATION TO THE OTHER PARTY, BY GRANTING ANY WAIVER, APPROVAL, OR CONSENT TO THE OTHER PARTY, OR BY REASON OF ANY NEGLECT, DELAY, OR DENIAL OF ANY REQUEST THEREFOR.

COMPANY and Licensee shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein, or to declare any breach thereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any (1) custom or practice of the parties at variance with the terms hereof; (2) failure, refusal, or neglect of COMPANY or Licensee to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including, without limitation, any mandatory specification, standard or operating procedure; (3) waiver, forbearance, delay, failure, or omission by COMPANY to exercise any right, power, or option, whether of the same, similar or different nature, with respect to any other license agreement; or (4) the acceptance by COMPANY of any payment from Licensee and by Licensee of any payment from COMPANY after any breach of this Agreement.

Neither COMPANY nor Licensee shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from any of the following and is not caused or exacerbated by the non-performing party: (1) transportation shortages, inadequate supply of equipment, merchandise, supplies, labor, material, or energy, or the voluntary forgoing of the right to acquire or use any of the foregoing in order to accommodate or comply with the orders, requests, regulations, recommendations, or instructions of any federal, state, or municipal government or any department or agency thereof; (2) compliance with any law, ruling, order, regulation, requirement, or instruction of any federal, state, or municipal government or any department or agency thereof; (3) acts of God; (4) acts of war or insurrection; (5) strikes, lockouts, boycotts, fire and other casualties; or (6) any other similar event or cause. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that such causes shall not excuse payment of amounts owed at the time of such occurrence or payment of any fees thereafter and as soon as performance is possible the non-performing party shall immediately resume performance nor shall such period of excused non-performance exceed six (6) months.

         D.       RIGHTS OF PARTIES ARE CUMULATIVE.
                  --------------------------------

The rights of COMPANY and Licensee hereunder are cumulative and no exercise or enforcement by COMPANY or Licensee of any right or remedy hereunder shall preclude the exercise or enforcement of any other right or remedy under this Agreement or applicable law.

         E.       LIMITATIONS OF CLAIMS.
                  ---------------------

Except with regard to Licensee's obligations to make payments to COMPANY pursuant to this Agreement, any and all claims arising out of or relating to this Agreement or the relationship of Licensee and COMPANY pursuant hereto shall be barred unless an action or proceeding is commenced within one (1) year from the date on which Licensee or COMPANY knew or should have known, in the exercise of reasonable diligence, of the facts giving rise to such claims.

         F.       COSTS AND LEGAL FEES.
                  --------------------

If COMPANY or Licensee is required to enforce this Agreement in a judicial proceeding, the party prevailing in such proceeding shall be reimbursed by the other party for its costs and expenses, including, without limitation, reasonable accountants', attorneys', attorneys assistants', expert witness fees, cost of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding.

         G.       GOVERNING LAW/CONSENT TO JURISDICTION.
                  -------------------------------------

EXCEPT TO THE EXTENT GOVERNED BY THE UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15 U.S.C. SECTIONS 1051 ET SEQ.), OR OTHER FEDERAL LAW, THIS AGREEMENT AND THE RELATIONSHIP BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, USA EXCEPT THAT ITS CHOICE OF LAW AND CONFLICT OF LAW RULES AND THE PROVISIONS OF THE DELAWARE DECEPTIVE AND UNFAIR PRACTICES ACT AND THE REGULATIONS THEREUNDER SHALL NOT APPLY. LICENSEE AGREES THAT IT SHALL AND COMPANY MAY INSTITUTE ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY STATE OR FEDERAL COURT OF GENERAL JURISDICTION IN THE UNITED STATES HAVING VENUE. LICENSEE IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND WAIVES ANY OBJECTION IT MAY HAVE TO EITHER THE JURISDICTION OR VENUE OF SUCH COURT. COMPANY MAY BRING ANY MATTER RELATING TO THIS AGREEMENT BEFORE A COMPETENT COURT IN THE LICENSE AREA AND LICENSEE AGREES THAT IF COMPANY SO CHOOSES THEN SUCH COMPETENT COURT IN THE LICENSE AREA WILL HAVE JURISDICTION IN SUCH MATTER, AND LICENSEE IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURT AND WAIVES ANY OBJECTION IT MAY HAVE TO EITHER THE JURISDICTION OR VENUE OF SUCH COURT.

         H.       BINDING EFFECT.
                  --------------

This Agreement is binding upon the parties hereto and their respective executors, administrators, heirs, assigns, and successors in interest, and shall not be modified except by written agreement signed by both Licensee and COMPANY.

         I.       WAIVER OF JURY TRIAL/LIMITATION OF LIABILITY.
                  --------------------------------------------

COMPANY and Licensee hereby waive to the fullest extent permitted by law, any right to or claim for any punitive or exemplary damages against the other and agree that in the event of a dispute between them, except as otherwise provided herein, each shall be limited to the recovery of actual damages sustained by it. COMPANY and Licensee hereby irrevocably waive trial by jury on any action, proceeding or counterclaim, whether at law or equity, brought by either of them. ANY LIABILITY OF COMPANY AND ITS AFFILIATES UNDER THIS AGREEMENT IS EXPRESSLY LIMITED TO THE INITIAL LICENSE FEE AND LICENSEE'S SOLE REMEDY AGAINST THEM IN ANY DISPUTE UNDER THIS AGREEMENT SHALL BE TO SEEK RECOVERY OF SUCH AMOUNT, UPON THE PAYMENT OF WHICH THEY SHALL BE RELEASED FROM AND DISCHARGED OF ALL FURTHER OBLIGATIONS AND LIABILITY.

         J.       CONSTRUCTION.
                  ------------

The preambles and exhibits are a part of this Agreement, which constitutes the entire agreement of the parties, and there are no other oral or written understandings or agreements between COMPANY and Licensee relating to the subject matter of this Agreement. Nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit, or construe the contents of such sections or paragraphs. The singular usage includes the plural and the masculine and neuter usages include each other and the feminine. References to "Principal Ownership interests" shall include: (a) in relation to a corporation, the Principal Ownership of shares (either directly or indirectly, legally or beneficially) in the corporation; (b) in relation to a partnership, the Principal Ownership of a general or limited partnership interest; or (c) in relation to a trust, the Principal Ownership of the beneficial interest of such trust. References to "immediate family" as used herein shall mean parents, spouses, natural and adopted children and siblings and their spouses, and the parents, children and siblings of spouses. References to a "controlling interest" in Licensee shall mean, if Licensee is a corporation, 33-1/3% or more of the voting shares of Licensee if Licensee is owned by three (3) or more persons or entities, otherwise fifty percent (50%) or more of the voting control of Licensee, and, if Licensee is a partnership, 33-1/3% of the general partnership interest in Licensee if Licensee has three (3) or more general partners, otherwise fifty percent (50%) or more of the general partnership interest. If two or more persons are at any time Licensee hereunder, whether or not as partners or joint venturers, their obligations and liabilities to COMPANY shall be joint and several. This Agreement shall be executed in multiple copies, each of which shall be deemed an original.

         K.       REASONABLENESS.
                  --------------

COMPANY and Licensee agree to act reasonably in all dealings with each other pursuant to this Agreement. Whenever the consent or approval of either party is required or contemplated hereunder, the party whose consent is required agrees not to unreasonably withhold the same, unless otherwise permitted in this Agreement to do so.

         L.       GOVERNING LANGUAGE.
                  ------------------

                  This Agreement and all documents contemplated hereby originally will be written in the English language, and all questions of interpretation shall be resolved by reference to the same as written in English.

16.      NOTICES AND PAYMENTS.
         --------------------

All written notices and reports permitted or required to be delivered under this Agreement shall be deemed so delivered (a) at the time delivered by hand, (b) one (1) business day after successful transmission by telegraph or telex or (c) three (3) business days after being placed in the hands of a commercial courier service for overnight delivery, postage prepaid and addressed to COMPANY at _________________________, USA, to the attention of ______________________, or its most current principal business address of which Licensee has been notified, or to Licensee at Licensee's most current principal business address of which COMPANY has been notified, as applicable. All payments required by this Agreement shall be wire transferred to an account designated by COMPANY from time to time. Any required payment or report not actually received by COMPANY during regular business hours on the date due shall be deemed delinquent.

17.      ACKNOWLEDGMENTS, REPRESENTATIONS AND COVENANTS.
         ----------------------------------------------

Licensee acknowledges, agrees, represents and warrants that:

a. it has read this Agreement and understands and accepts the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain COMPANY's high standards of quality and service and the uniformity of those standards in order to protect and preserve the goodwill of the Marks;

b. IT HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF THE BUSINESS CONTEMPLATED BY THIS AGREEMENT AND RECOGNIZES THAT, LIKE ANY OTHER BUSINESS, THE NATURE OF THE BUSINESS CONTEMPLATED BY THIS AGREEMENT MAY EVOLVE AND CHANGE OVER TIME, THAT AN INVESTMENT IN THE BUSINESS INVOLVES BUSINESS RISKS, AND THAT THE SUCCESS OF THE VENTURE IS LARGELY DEPENDENT UPON THE BUSINESS ABILITIES AND EFFORTS OF LICENSEE;

c. NO REPRESENTATIONS OR STATEMENTS OF ACTUAL, AVERAGE, PROJECTED OR FORECASTED SALES, PROFITS OR EARNINGS HAVE BEEN MADE WITH RESPECT TO THE BUSINESS CONTEMPLATED BY THIS AGREEMENT; COMPANY RECOMMENDS THAT LICENSEE MAKE ITS OWN INVESTIGATION AND DETERMINE WHETHER OR NOT THE BUSINESS CONTEMPLATED BY THIS AGREEMENT WOULD BE PROFITABLE; LICENSEE HAS NOT RECEIVED OR RELIED ON ANY REPRESENTATIONS ABOUT THE RIGHTS HEREIN GRANTED BY COMPANY, OR ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, THAT ARE CONTRARY TO THE STATEMENTS MADE ABOVE OR IN THIS AGREEMENT;

d. Licensee is duly organized and validly existing in good standing under the laws of the jurisdiction of its creation and each jurisdiction included in the License Area, is qualified to do business in all jurisdictions in which its business activities or the nature of properties owned by Licensee requires such qualification, and has the authority to execute, deliver and carry out all of the terms of this Agreement;

e. all certificates representing Principal Ownership interests of Licensee now outstanding or hereafter issued will be endorsed with a legend in form approved by COMPANY reciting that the transfer of Principal Ownership interests in Licensee is subject to restrictions contained in this Agreement. A similar legend shall be inserted in all relevant places of registry of stockholders of Licensee;

f. all Principal Owners of Licensee and their interests therein are completely and accurately listed in Exhibit E of this Agreement and that Licensee will execute a revised Exhibit E-1 as may be necessary during the term of this Agreement to reflect any changes in the information contained therein.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

GATEWAY, INC.                                 MICROTEC SISTEMAS IND. E.COM.
                                              S.A.


By: /s/ Joe Burke                             By: /s/ William St. Laurent
    ------------------------------                ------------------------------

Title:  Senior Vice President                 Title: President

                                    EXHIBIT A
                       TO THE TERRITORIAL RIGHTS AGREEMENT
                          BY AND BETWEEN GATEWAY, INC.
                     AND MICROTEC SISTEMAS INC. E COM. S.A.


1. The License Area referred to in Section 2 of the captioned agreement shall be:

         The Country of Brazil, South America, excluding extra-territorial possessions, commonwealths and territories, if any













GATEWAY, INC.                                   LICENSEE:



By:                                             By:
   ---------------------------                      ----------------------------
Title:                                          Title:
      ------------------------                         -------------------------

                                    EXHIBIT B
                       TO THE TERRITORIAL RIGHTS AGREEMENT
                          BY AND BETWEEN GATEWAY, INC.
                     AND MICROTEC SISTEMAS INC. E COM. S.A.


1.       The Marks: See attached Exhibit B-1

2.       Patents:  See Attached Exhibit B-2






















GATEWAY, INC.                                   LICENSEE:



By:                                             By:
   ---------------------------                      ----------------------------
Title:                                          Title:
      ------------------------                         -------------------------

                                    EXHIBIT C

                       TO THE TERRITORIAL RIGHTS AGREEMENT
                          BY AND BETWEEN GATEWAY, INC.
                     AND MICROTEC SISTEMAS INC. E COM. S.A.


                             Intentionally deleted.

                                    EXHIBIT D

                       TO THE TERRITORIAL RIGHTS AGREEMENT
                          BY AND BETWEEN GATEWAY, INC.
                     AND MICROTEC SISTEMAS INC. E COM. S.A.

                                      FEES

1.       The Licensed Intellectual Property Royalty Fee shall be:

                  *   of Gross Revenue

2.       The Services Fee shall be:

               Months 1-12 after the Effective Date:       *    of Gross Revenue
               Months 13-24 after the Effective Date:      *    of Gross Revenue
               Thereafter:                                 *    of Gross Revenue



GATEWAY, INC.                                   LICENSEE:



By:                                             By:
   ---------------------------                      ----------------------------
Title:                                          Title:
      ------------------------                         -------------------------














----------
* The confidential portion has been so omitted and filed separately with the commission.

                                   EXHIBIT E

                       TO THE TERRITORIAL RIGHTS AGREEMENT
                          BY AND BETWEEN GATEWAY, INC.
                     AND MICROTEC SISTEMAS INC. E COM. S.A.



1.       Principal Owners:
         ----------------


Name: Georges C. St. Laurent, III
Address:
         ----------------------------

Name: William C. St. Laurent
Address:
         ----------------------------





GATEWAY, INC.                                   LICENSEE:



By:                                             By:
   ---------------------------                      ----------------------------
Title:                                          Title:
      ------------------------                         -------------------------

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                                   EXHIBIT E-1
                          PRINCIPAL OWNER'S UNDERTAKING
                          TERRITORIAL RIGHTS AGREEMENT

This Undertaking is made and executed by the undersigned as of the day of , 2000. As of the date hereof, Principal Owner owns the number of shares of Common Stock, no par value, (Vitech Common Stock) of Vitech America, Inc., a corporation ("Vitech") set forth below the Principal Owner's name on the signature page hereto (all such shares, together with any shares of Vitech Common Stock or other share of capital stock of Vitech that may hereafter be acquired by Principal Owner being referred to hereafter as the "Subject Shares"). Vitech owns all of the issued and outstanding shares of Microtec Sistemas Ind. E Com.S.A., a corporation formed under the laws of Brazil ("Licensee"). Licensee is the licensee under that certain Territorial Rights Agreement dated as of , 2000 (the "TRA") with GATEWAY, INC., a Delaware corporation ("COMPANY"). This Undertaking will be attached thereto. Terms capitalized herein and not otherwise defined shall be given the meaning ascribed to them in the TRA.

1. Acknowledgments. PRINCIPAL OWNER acknowledges and agrees that COMPANY has entered into the TRA on the condition that each Principal Owner agree to certain restrictions with respect to Confidential Information (defined below), interests in Competitive Businesses (defined below), and the transferability of the Subject Shares.

2. Protection of Confidential Information. PRINCIPAL OWNER acknowledges and agrees that the use or duplication of the Confidential Information in any other business would be detrimental to COMPANY and Licensee and would constitute an unfair method of competition with COMPANY and its licensees. PRINCIPAL OWNER acknowledges and agrees that the Confidential Information is a valuable asset of COMPANY, is proprietary, includes trade secrets of COMPANY and will be disclosed to Licensee solely on the condition that PRINCIPAL OWNER agrees, and PRINCIPAL OWNER hereby does agree, that PRINCIPAL OWNER: (1) will not use the Confidential Information in any other business or capacity; (2) will maintain the absolute confidentiality of the Confidential Information; (3) will not make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form; and (4) will follow all reasonable procedures prescribed from time to time by COMPANY and Licensee to prevent unauthorized use or disclosure of or access to the Confidential Information. Notwithstanding the foregoing, nothing herein shall prevent PRINCIPAL OWNER from continuing to use, after termination of this Agreement, any portion of the Confidential Information that has become generally known or easily accessible, other than by a breach of any obligation of confidentiality to COMPANY or Licensee.


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3.       Restrictive Covenant During the Term of the TRA. PRINCIPAL OWNER
         acknowledges and agrees that COMPANY would be unable to protect the Confidential Information against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among its Licensees if persons or entities authorized to use the Confidential Information were permitted to engage in, hold interests in (other than passive interests) or perform services for a Competitive Business. Except as expressly permitted in the TRA, PRINCIPAL OWNER agrees that during the term of the TRA and so long as PRINCIPAL OWNER is either a Principal Owner, employee, officer or director of Licensee, PRINCIPAL OWNER shall not directly or indirectly:

         a. have any interest as a disclosed or beneficial owner in any Competitive Business (this restriction shall not be applicable to the ownership of shares of a class of securities listed on the stock exchange or traded on the over-the-counter market that represents less than three percent (3%) of the number of shares of that class of securities issued and outstanding);

         b. perform services as a director, officer, manager, employee, consultant, representative, agent, or otherwise for any Competitive Business; or

         c. employ or seek to employ any person who is employed by COMPANY, its Affiliates or by any other licensee of Company, nor induce nor attempt to induce any such person to leave said employment without the prior written consent of such person's employer.

         Nothing in this Undertaking shall preclude PRINCIPAL OWNER from acquiring ownership of shares in a business, which is not a Competitive Business.

4. Restrictions on Transfer: Principal Owner hereby covenants and agrees that, during the term of the TRA, Principal Owner will not, directly or indirectly, except pursuant to agreements existing as of the date of this Undertaking (including, but not limited to that certain Voting Agreement dated September 16, 1999), , sell, contract to sell, pledge, grant any option to purchase or otherwise transfer any of the Subject Shares to any party other than COMPANYwithout the prior written consent of COMPANY in each instance; provided, however, that the number of Subject Shares beneficially held by all of the Principal Owners and the COMPANY (the "Aggregate Subject Shares") can be reduced through the transactions described above as long as (1) the sum of the Aggregate Subject Shares outstanding always exceeds 50% of the total number of shares of capital stock of Vitech outstanding, and (2) the sum of the Aggregate Subject Shares outstanding on a fully-diluted basis (including the number of shares of capital stock which could be obtained through the exercise or conversion of all rights, options and convertible securities that are outstanding or exercisable) always exceeds 50% of the total number of shares of capital stock of Vitech outstanding on a fully-diluted basis (including the number of shares of capital stock which could be obtained through the exercise or conversion of all rights, options and


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         convertible securities issued by Vitech that are outstanding or exercisable). Any transfer of Subject Shares that requires the consent of COMPANY, or any transfer of Subject Shares occurring upon or as a result of, the death or incapacity of the Principal Owner, shall be subject to the following terms and conditions:

         a. The proposed transferee and its principal owners must be of good moral character and otherwise meet COMPANY's then applicable standards and if the proposed transferee, its principal owners, or its affiliates have any other agreements with COMPANY, they must be in full compliance with any such agreements and comply with subparagraph (e) below;

         b. The transferee's name and relevant information shall be added to Exhibit E to the TRA and the transferee shall immediately be bound by all provisions of the TRA to Principal Owners;

         c. the transferee must have sufficient business experience, aptitude, and financial resources to perform the transferring Principal Owner's obligations under this Agreement and neither transferee nor its principal owners may be engaged in or intend to engage in a Competitive Business;

         d. all obligations of the Principal Owner incurred in connection with the TRA shall be assumed by the transferee, in a manner reasonably satisfactory to COMPANY, and the transferee must execute a Principal Owner's Undertaking in the form attached hereto;

         e. Licensee and the transferee (if it is then a Licensee of COMPANY) shall have paid all amounts then due and owing to COMPANY or its Affiliates that are then due and unpaid;

         f. COMPANY must approve the material terms and conditions of such transfer, including, without limitation, that, in COMPANY's reasonable opinion, the price and terms of payment are not so burdensome as to adversely affect COMPANY's rights and interests under this Undertaking or the TRA;

         g. if the transferring Principal Owner finances any part of the sale price of the transferred interest, the transferring Principal Owner must agree, in a manner reasonably satisfactory to COMPANY, that all obligations of the transferee under or pursuant to any promissory notes, agreements or security interests reserved by the transferring Principal Owner in the assets of Licensee and transferee shall be subordinate to the obligations of the transferee to pay all amounts due to COMPANY and its Affiliates pursuant to this Agreement, and otherwise to comply with this Agreement; and

         h. the transfer must be made in compliance with all applicable laws.


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COMPANY's consent to a transfer of Subject Shares shall not constitute a waiver of any claims it may have against Licensee (or its Principal Owners), nor shall it be deemed a waiver of COMPANY's right to demand exact compliance with any of the terms or conditions of this Agreement by the transferee.

8. Definitions. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the TRA.

9. Surrender of Documents. PRINCIPAL OWNER agrees that, as of the effective date on which PRINCIPAL OWNER ceases to be a Principal Owner of Licensee, PRINCIPAL OWNER shall immediately cease to use the Confidential Information disclosed to or otherwise learned or acquired by PRINCIPAL OWNER, and will promptly return to Licensee (or COMPANY if directed by COMPANY) all copies of the Confidential Information loaned or made available to PRINCIPAL OWNER.

10. Benefit. This Agreement is executed for the expressed benefit of COMPANY and Licensee and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11. Interpretation and Enforcement. PRINCIPAL OWNER agrees and acknowledges that the interpretation and enforcement of this Undertaking shall be governed by the provisions of Sections 15 and 16 the TRA.

12. Limitation of Liability. Notwithstanding anything in this Undertaking to the contrary, the Principal Owner shall have no personal liability hereunder beyond the Principal Owner's equity interests in the Licensee.

IN WITNESS WHEREOF, the parties have executed this Principal Owner's Undertaking as of the day and year first above written.


                                            Signature of PRINCIPAL OWNER:

                                            -----------------------------



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                                            Name:
                                                  ---------------------------

                                            Number of Shares of Vitech Common
                                            Stock owned of record as of the date
                                            of the Undertaking:

                                            --------------------------------
GATEWAY, INC.



By:
    -------------------------------
Title:
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